Exhibit 4

SEA CONTAINERS LTD.,

Issuer

and

THE BANK OF NEW YORK,

Trustee

Indenture

Dated as of

Providing for the Issuance

of

Debt Securities

in one or More Series

SEA CONTAINERS LTD.

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture dated as of

Trust Indenture Act Section	Indenture Section
§ 310 (a)(1)	6.08
(a)(2)	6.08
(b)	6.07, 6.09
§ 311	6.13
§ 312 (c)	7.01
§ 313	7.02
§ 314 (a)	7.03
(a)(4)	10.18
(c)(1)	1.03
(c)(2)	1.03
(e)	1.03
§ 315 (b)	6.01
§ 316 (a) (last sentence)	1.01 (“Outstanding”)
(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(b)	5.08
(c)	1.05
§ 317 (a)(1)	5.03
(a)(2)	5.04
§ 318 (a)	1.08

i

v

INDENTURE, dated as of                            , between SEA CONTAINERS LTD., a company limited by shares incorporated in the Islands of Bermuda under the Companies (Incorporation by Registration) Act 1970 (hereinafter called the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes unsecured debt securities (hereinafter called the “Securities”) evidencing its subordinated or unsubordinated indebtedness, which may or may not be convertible into or exchangeable for any securities of any Person (including the Company), and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of the Securities, unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary have been done to make this Indenture a valid agreement of the Company, each in accordance with their terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or a series thereof, and coupons, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01  Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           all other terms used herein and not defined in this Article or in other Articles of this Indenture, which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles; and

(4)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three, Article Five, Article Six and Article Ten, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.05.

“Additional Amounts” has the meaning set forth in Section 10.04.

“Affiliate” means (i) any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, (ii) each executive officer or director of the Company, (iii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause (i) or (ii) above, (iv) any trust in which any such Persons described in clauses (i) through (iii) above have a substantial beneficial interest and (v) any corporation or other organization of which any such Persons described in clauses (i) through (iv) above collectively own more than 50% of the equity of such entity.  For purposes of this definition, beneficial ownership of 10% or more of voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be control of such Person.

“Asset Acquisition” means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company or any Subsidiary in any other Person, in either case, pursuant to which such Person shall become a Subsidiary or shall be merged with or into the Company or any Subsidiary or (ii) any acquisition by the Company or any Subsidiary of the assets of any Person that constitute substantially all of an operating unit or business of such Person, provided no such capital contribution or purchase or acquisition of Capital Stock or acquisition of assets shall constitute an “Asset Acquisition” unless financial statements (including, without limitation, an income statement, balance sheet and statement of cash flows) prepared and audited by accountants nationally recognized in the relevant country in accordance with the relevant accounting principles with respect to such Person, operating unit or business, are delivered to the Trustee.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale-leaseback) to any Person other than the Company or a Subsidiary, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary; or (c) any other properties or assets of the Company or any Subsidiary other than, in the case of this clause (c), the disposition of such properties or assets in the ordinary course of business.

“Attributable Debt” for a series of Securities means, in connection with a Sale and Leaseback Transaction occurring after the date of this Indenture, the present value (discounted at the interest rate set forth in the lease or, if none, at the interest rate set forth in such series of

Securities) of the obligations of the lessee for rental payments during the term of any lease, determined in accordance with GAAP.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 6.12.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Average Life to Stated Maturity” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness (including scheduled redemption and similar payments with respect to Redeemable Capital Stock) multiplied by (b) the amount of each such principal (or redemption or similar) payment by (ii) the sum of all such principal (or redemption or similar) payments.

“Bearer Security” means any Security established pursuant to Section 2.01 which is payable to bearer.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or any duly authorized committee of such board, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London are authorized or obligated by law, regulation or executive order to close.

“Capital Lease Obligation” of any Person means any obligations (including, without limitation, for the payment of rent, hire or other remuneration) of such Person and its Subsidiaries on a consolidated basis under any leases, charter parties or other arrangements conveying the right to use any property (whether real, personal or mixed) which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person’s capital stock whether now outstanding or issued after the date of this Indenture.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States, the United Kingdom or other governments whose securities are readily marketable in London or New York City or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof) having maturities of not more than one year from the date of acquisition and having the highest rating from either of Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc., (b) time deposits, certificates of deposit and bankers’ acceptances issued in London or in New York City by any commercial bank, or any subsidiary or branch thereof, which bank is of recognized standing and has, on a consolidated basis, capital, surplus and undivided profits in excess of $300,000,000 or a Moody’s Investors Service, Inc. rating for short-term bank deposits of at least P-2, with maturities of not more than one year from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person and having one of the top two investment ratings from either Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. and in each case maturing not more than 270 days after the date of acquisition by such Person and (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

“Cash Flow Coverage Ratio” for any Reference Period means the ratio of (a) the Company’s Consolidated Cash Flow for such Reference Period to (b) the Company’s Consolidated Fixed Charges for such Reference Period; provided that for purposes of calculating the Company’s Consolidated Fixed Charges, (x) Consolidated Interest Expense shall be the Company’s actual Consolidated Interest Expense during such Reference Period, adjusted by (A) increasing such actual Consolidated Interest Expense by the amount attributable to new Indebtedness Incurred at any time from the beginning of such Reference Period through the Transaction Date, on a pro forma basis as if such Indebtedness had been Incurred on the first day of such Reference Period and had been outstanding during all such Reference Period; and (B) decreasing such actual Consolidated Interest Expense by the amount attributable to any Indebtedness repaid at any time from the beginning of such Reference Period through the Transaction Date, on a pro forma basis as if such Indebtedness had been repaid on the first day of such Reference Period and had been repaid during all such Reference Period; and (y) the aggregate amount of cash dividends and other distributions paid or accrued on Included Stock shall be the amount actually paid and accrued during such Reference Period, adjusted by (A) increasing such actual amount by the amount attributable to new Included Stock issued at any time from the beginning of such Reference Period to the Transaction Date, on a pro forma basis as if such Included Stock had been issued on the first day of such Reference Period and had been outstanding during all such Reference Period; and (B) decreasing such actual amount by the amount attributable to any Included Stock repaid, redeemed or acquired or converted into Capital Stock (other than Redeemable Capital Stock) at any time from the beginning of such Reference Period through the Transaction Date, on a pro forma basis as if such Included Stock had been repaid, redeemed or acquired or converted into Capital Stock (other than Redeemable Capital Stock) on the first day of such Reference Period and had been repaid, redeemed or acquired or converted into Capital Stock (other than Redeemable Capital Stock) during all such Reference Period.  “Consolidated Cash Flow” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for such period to any Asset Sales or Asset Acquisitions occurring during the period commencing on the first day of such period to and including the Transaction Date, as if such Asset Sale or Asset Acquisition had occurred on the first day of such period.

“Change of Control” means the occurrence of any of the following events:  (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 33 1/3% of the aggregate voting power of all classes of Voting Stock of the Company; (b) the Company amalgamates or consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person amalgamates or consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of all classes of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of each class of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee company or corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) the holders of each class of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of each class of the Voting Stock of the surviving or transferee company or corporation immediately after such transaction; (c) at any time, individuals who constituted the Board of Directors on the date of this Indenture (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors on the date of this Indenture or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (d) any order, judgment or decree shall be entered against the Company decreeing the dissolution or liquidation of the Company and shall not be discharged for a period in excess of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree has not been in effect.

“Clearstream” means Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.  To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the Trust Indenture Act as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

“Company Order” or “Company Request” means a written request or order signed in the name of the Company (i) by its President, any Executive Vice President, any Senior Vice President, or any Vice President and (ii) by its Secretary or any Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers listed in clause (i) above in lieu of being signed by one of such officers listed in such clause (i) and one of the officers listed in clause (ii) above.

“Consolidated Cash Flow” with respect to any period means Consolidated Net Income plus, to the extent the following were deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) federal, state, local and foreign income taxes and (iii) depreciation, amortization and other non-cash charges for such period (taken as one accounting period).

“Consolidated Fixed Charges” with respect to any period means the aggregate amount of Consolidated Interest Expense, any capitalized interest, and the aggregate amount of cash dividends and other distributions paid or accrued on Included Stock, in each case during such period.

“Consolidated Interest Expense” means, with respect to any period, without duplication, the sum of (i) the interest expense of a Person and its Subsidiaries for such period as determined in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Agreements (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (e) all accrued interest and (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period, as determined in accordance with GAAP.  Furthermore, in calculating “Consolidated Interest Expense”, (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the period; and (iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Agreements, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.  If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness; provided that, with respect to any series of Securities, no effect shall be given to any such Guaranty of Indebtedness Incurred prior to the date of this Indenture, except that any interest actually paid by the Company or any Subsidiary pursuant to any such Guaranty during the period in question shall be included in computing the Consolidated Interest Expense of the Company and its Subsidiaries for such period.

“Consolidated Net Income” with respect to any period means the consolidated net income (loss), before dividends on Preferred Shares, for such period of the Company and its Subsidiaries (after deducting net income attributable to minority interests in Subsidiaries) but without giving effect to any extraordinary gain or loss or gains or losses from sales of assets (other than from sales of assets determined by the Board of Directors to be in the ordinary course of business), provided there should be excluded (i) for purposes of the covenant contained in Section 10.08 hereof, but not for purposes of the covenant contained in Section 10.09 hereof, the net income of any Person (other than a Subsidiary) in which the Company or any of its consolidated Subsidiaries has an interest with a third party except to the extent of the amount of dividends or distributions actually paid to the Company or a Subsidiary during such period, (ii) for purposes of the covenant contained in Section 10.09 hereof, but not for purposes of the covenant contained in Section 10.08 hereof, except to the extent of the amount of dividends or distributions actually paid to the Company or one of its Subsidiaries by such Person, the net income of any Person during such period accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries and (iii) the amount of net income (if positive) of any Subsidiary which, as a result of the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Subsidiary, could not be distributed by such Subsidiary to the Company through the paying, making or repaying of dividends or similar distributions, inter-company loans or advances or management and similar fees.

“Consolidated Net Income Available for Restricted Payments” with respect to any period and with respect to any series of Securities, means the Consolidated Net Income for such period less dividends and other distributions made during such period on (x) Preferred Shares (including Preferred Shares constituting Redeemable Capital Stock) existing on the date of this Indenture, and Preferred Shares issued to refinance such Preferred Shares as permitted by Section 10.09(b)(iv) of this Indenture and (y) Redeemable Capital Stock issued subsequent to the date of this Indenture.

“Consolidated Net Worth” means at any time the sum of the liquidation value of Preferred Shares (other than Redeemable Capital Stock) and common shareholders’ equity (adjusted for foreign currency gains or losses subsequent to the December 31 Balance Sheet to the extent the net amount of such adjustments aggregates in excess of $25,000,000, as calculated in accordance with Statement of Financial Accounting Standards No. 52 of the Financial Accounting Standards Board).

“Consolidated Revenue” means for any period the total revenues of the Company and its Subsidiaries, determined in accordance with GAAP.

“Consolidated Tangible Net Worth”, with respect to any series of Securities, means at any time Consolidated Net Worth less the sum of (i) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangibles under GAAP and (ii) any write-up in the book value of any asset on the books of the Company or any

Subsidiary resulting from a revaluation thereof subsequent to the date of this Indenture (other than the write-up of book value of an asset made in accordance with GAAP), all as presented on the Company’s consolidated financial statements.

“Container Assets” means all assets and property of the Company and its Subsidiaries used in the Container Business.

“Container Business” means all aspects of the business of (a) acquiring, by purchase, lease or otherwise, manufacturing, improving, using, maintaining, repairing, leasing, selling and otherwise disposing of marine and intermodal cargo containers and flat racks of all kinds, chassis for the transportation of containers and flat racks by road or railway and cranes for the handling of such containers and flat racks, (b) designing, holding, acquiring by purchase, charter or otherwise, of vessels for the transportation of such containers, flat racks and chassis by sea or on inland waterways and improving, outfitting, using, maintaining, repairing, chartering to third Persons and selling or otherwise disposing of such vessels, (c) acquiring, either alone or jointly with one or more Affiliates by purchase, lease or otherwise, real property or interests therein principally for use by the Company or any Subsidiary engaged in the Container Business as office space, terminals or facilities for the manufacturing or repairing of containers and related equipment and constructing buildings and other improvements thereon and, to the extent incidental to such principal use, the selling, leasing to third Persons or otherwise disposing of remaining unused real property and/or unused improvements thereon, (d) providing insurance against casualty risks of all kinds, and against personal liabilities for injury to third persons or their property, occurring or arising in the conduct of the business described in preceding clauses (a) through (c), (e) providing or arranging financing for the aforesaid activities and (f) activities incidental to or integrated with those mentioned above.

“Conversion Date” has the meaning specified in Section 3.12(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) any currency unit (or composite currency) for the purposes for which it was established.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286.

“corporation” includes corporations, associations, companies and business trusts.

“coupon” means any interest coupon appertaining to a Bearer Security.

“Currency” means any currency or currencies, composite currency or currency unit or currency units including, without limitation, the euro, issued by the government of one or more countries or by any reorganized confederation or association of such governments.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangements designed to protect the Company or any Subsidiary against fluctuations in currency values.

“December 31 Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995, as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 1995.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Election Date” has the meaning specified in Section 3.12(h).

“euro” means the single currency of Participating Member States of the European Union.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System.

“Event of Default” has the meaning specified in Article Five.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate Agent”, with respect to Securities of or within any series, means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, a New York Clearing House bank designated pursuant to Section 3.01 or Section 3.13.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate or the applicable bid quotation and (ii) the Dollar or Foreign Currency amounts of principal, premium, if any, and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 3.02 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate or the applicable bid quotation, signed by the Chief Financial Officer, the Treasurer, any Vice President or any Assistant Treasurer of the Company.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

“Federal Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, as amended from time to time.

“Foreign Currency” means any Currency including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Group Loan Agreements” means (i) the Loan Agreement, dated as of July 24, 1998, as amended from time to time, among the Company and certain of its Subsidiaries, as borrowers, and the Banks named therein, (ii) the Amended and Restated Indenture, dated as of July 16, 2001, between The Bank of New York, as trustee, and Sea Containers SPC Ltd., (iii) the Amended and Restated Loan Agreement, dated as of July 16, 2001, between the Company and First Union National Bank, (iv) the Term Loan and Revolving Credit Facility Agreement, dated November 5, 2003, among Silja Oyj Abp, certain Silja subsidiaries and a syndicate of lending banks, (v) the Loan Facility Agreement, dated November 5, 2003, among the Company, Silja Oyj Abp, certain Silja subsidiaries and a syndicate of lending banks, (vi) the Term Loan Agreement, dated as of March 11, 2002, among GE SeaCo SRL, the banks signatory thereto, and ING Bank N.V., as Agent and Arranger, (vii) the Amended and Restated Indenture, dated as of November 26, 2002, as supplemented, between GE SeaCo Finance SRL and The Bank of New York, as Indenture Trustee, and (viii) the Loan Facility Agreement, dated as of June 9, 2003, among GE SeaCo SRL, the banks signatory thereto, and Fleet National Bank, as Administrative Agent Documentation Agent, Assigning Bank and Swing Line Bank, and (ix) the Loan Agreement, dated as of March 5, 1993, between Fahrschiff Europa Kb and Kreditanstalt fur Wiederaufbau and Norddeutsche Landesbank, and includes any amendments, renewals, extensions or refundings of such agreements.

“Guaranty” means, as applied to any obligation, (1) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Included Stock”, with respect to any series of Securities, means (i) Preferred Shares (including Redeemable Capital Stock) of the Company or any of its Subsidiaries outstanding on the date of this Indenture and Preferred Shares issued to refinance such Preferred Shares as permitted by Section 10.09(b)(iv) and (ii) Redeemable Capital Stock of the Company or any of its Subsidiaries issued after the date of this Indenture.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume or directly or indirectly Guaranty or otherwise in any manner become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided, however, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or bankers’ acceptances or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person as lessee under Capital Lease Obligations, (v) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others Guaranteed by such Person, (vii) all Redeemable Capital Stock valued at the mandatory liquidation preference or redemption price plus accrued and unpaid dividends, (viii) to the extent not otherwise included, obligations under Currency Agreements and Interest Rate Agreements and (ix) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables accrued in the ordinary course of business.

“Indenture”, with respect to any series of Securities, means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of that series of Securities established as contemplated by Section 3.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is

Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Security” means a series of Securities as to which all or certain interest payments and/or the principal amount payable at Maturity are determined by reference to prices, changes in prices, or differences between prices, of securities, Currencies, intangibles, goods, articles or commodities or by such other objective price, economic or other measures as are specified in Section 3.01 hereof.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 10.04, includes such Additional Amounts.

“Interest Payment Date”, with respect to any series of Securities, means the Stated Maturity of an installment of interest on such series.

“Interest Rate Agreements” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount or pursuant to any interest rate protection agreement, interest rate future, interest rate option or other interest rate hedge arrangement.

“Investment” means, directly or indirectly, any advance, loan or other extension of credit (other than a Guaranty) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person.

“Investment Grade Ratings” has the meaning set forth in Section 10.22.

“Leisure Industry Assets” means hotels and other leisure industry assets and related property owned by the Company or any of its Subsidiaries, including the stock of OEHL or any of its Subsidiaries (or any successor thereto).

“Lien” means any mortgage, charge, pledge, lien, privilege, security interest or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Market Exchange Rate” means, unless otherwise specified with respect to any series of the Securities pursuant to Section 3.01, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent.  Unless otherwise specified with respect to any Securities pursuant to Section 3.01, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such currency or currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate.  Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.

“Maritime Shipping and Rail Transport Businesses” means:

(a)           the Container Business;

(b)           all aspects of the maritime shipping and ferry business in lawful trades other than the Container Business, including the acquisition of the title to or the right to possess and use ships of kinds other than those designed primarily for use in the Container Business, the outfitting, furnishing, supplying, management, manning, use, operation, chartering, sale and other disposition of such ships and the acquisition, ownership, management and operation of ports and harbor facilities servicing any such ships;

(c)           the insurance business (subject to applicable statutory and regulatory limitations) related to the activities described in clause (b) above;

(d)           all aspects of the passenger and freight rail transport businesses, including the ownership, management, use, operation, leasing and sale of railroads and railroad franchises and equipment and related interests in real property, and

(e)           business and activities incidental to or integrated with the foregoing.

“Material Subsidiary” means, at any particular time, any Subsidiary that, together with the Subsidiaries of such Subsidiary, (a) accounted for more than 10% of the Consolidated

Revenues of the Company and its Subsidiaries for the most recently completed fiscal year or (b) was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries as at the end of such fiscal year, all as shown on the consolidated financial statements of the Company and its Subsidiaries for such fiscal year.

“Maturity”, when used with respect to any series of Securities, means the date on which the principal of such series or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity, on the Change of Control Purchase Date, and whether by redemption, declaration of acceleration, notice of option to elect repayment, Change of Control, notice of exchange or conversion, or otherwise.

“Minimum Consolidated Tangible Net Worth” means $175,000,000.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“OEHL” means Orient-Express Hotels Ltd., a Bermuda Company, approximately 42%-owned by the Company as of the date of this Indenture.

“Officers’ Certificate” means a certificate signed by (i) the President, any Executive Vice President, any Senior Vice President or any Vice President of the Company and (ii) the Secretary or any Assistant Secretary of the Company and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers listed in clause (i) above in lieu of being signed by one of such officers listed in such clause (i) and one of the officers listed in clause (ii) above.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.  Each such opinion shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

“Original Issue Discount Security” means any series of the Securities which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Other Assets” means any assets and property of the Company or its Subsidiaries other than Container Assets, Passenger Transport Assets or Leisure Industry Assets.

“Other Senior Note Indentures” means the indentures under which the Company issued its (i) 10¾% Senior Notes due 2006, (ii) 13% Senior Notes due 2006, (iii) 7 7/8% Senior Notes due 2008, and (iv) 12½% Senior Notes due 2009.

“Outstanding” when used with respect to any series of Securities, means, as of the date of determination, all such series theretofore authenticated and delivered under this Indenture, except:

(i)            Securities of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities of such series, or portions thereof, for whose payment, or redemption or repayment at the option of the Holder, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such series of Securities and any coupons appertaining thereto, provided that, if such series of Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Securities of such series, except to the extent provided in Sections 14.02 and 14.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv)          Securities of such series which have been paid pursuant to Section 3.06, or in exchange for or in lieu of which other Securities of such series have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of any series of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, (ii) the principal amount of any series of the Securities denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such series is originally issued by the Company as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security or Indexed Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above or (iii) below, respectively) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.01, and (iv) a series of the Securities owned by the Company or any other obligor upon such series or any Affiliate or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate or of such other obligor.

“Participating Member State” means each state so described in any legislation of the European Union.

“Passenger Transport Assets” means all assets and property of the Company and its Subsidiaries used in the Maritime Shipping and Rail Transport Businesses, other than Container Assets.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, and interest, if any, on, any Securities or coupons on behalf of the Company.

“Permitted Holder” means any wholly owned Subsidiary, James B. Sherwood or any “group” (as such term is used in Section 13(d) of the Exchange Act) of which James B. Sherwood is a member, and any other Person who or which is an heir or legatee of James B. Sherwood and receives any Voting Stock of the Company from the estate of James B. Sherwood or the estate of any of the foregoing.

“Permitted Indebtedness”, with respect to any series of the Securities, means any of the following Indebtedness of the Company or any Subsidiary, as the case may be:

(i)            Indebtedness of the Company or a Subsidiary outstanding on the date of this Indenture, including but not limited to Indebtedness under the Group Loan Agreements in amounts equal to or less than the amounts outstanding on such date;

(ii)           Indebtedness and obligations of the Company under such series of the Securities (other than the additional Securities of such series which may be issued after the original issuance of the series) and the obligations relating to such series under this Indenture;

(iii)          Indebtedness of a Subsidiary to the Company or another Subsidiary, or to any Subsidiary;

(iv)          Senior Indebtedness the proceeds of which are used to acquire or refinance assets used in the Maritime Shipping and Rail Transport Businesses; provided that the aggregate amount of Indebtedness the proceeds of which were used to acquire or refinance assets used in the Maritime Shipping and Rail Transport Businesses (whether Incurred pursuant to this provision or any other provision of this Indenture) shall not exceed 90% of the book value (after giving effect to related deductions for accumulated depreciation) of all assets used in the Maritime Shipping and Rail Transport Businesses; and provided further that the aggregate amount of Permitted Indebtedness Incurred under this clause (iv), and under the corresponding clause in Sea Containers' Other Senior Note Indentures, from July 1, 1996 (the date specified in the corresponding clause in each of Sea Containers' Other Senior Note Indentures), shall not exceed $300,000,000, of which no more than $150,000,000 may be Incurred in any fiscal year of the Company;

(v)           Indebtedness of the Company or its Subsidiaries represented by documentary, insurance or trade letters of credit issued in the ordinary course of business, and standby letters of credit, the total aggregate amount of such letters of credit not exceeding an aggregate amount of $50,000,000 at any one time outstanding;

(vi)          Indebtedness for working capital purposes of the Company or its Subsidiaries not to exceed $75,000,000 in principal amount at any one time outstanding;

(vii)         Indebtedness of the Company or its Subsidiaries arising as a result of Guaranties by the Company or its Subsidiaries of Indebtedness of Persons (other than Subsidiaries), which Guaranties are Incurred after the date of this Indenture, and shall not exceed $25,000,000 at any one time outstanding;

(viii)        Indebtedness of the Company under Currency Agreements and Interest Rate Agreements, provided that such agreements do not increase the Indebtedness of the Company or a Subsidiary outstanding other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; and

(ix)           Indebtedness (including Redeemable Capital Stock) used to replace, renew, refinance or refund Indebtedness outstanding on the date of this Indenture, Permitted Indebtedness Incurred pursuant to clause (iv) of this definition of Permitted Indebtedness or other Indebtedness Incurred in accordance with Section 10.08 (excluding Permitted Indebtedness), in a principal amount (or, if such Indebtedness does not require cash payments prior to maturity, with an original issue price of such Indebtedness) not to exceed the lesser of (a) the principal amount (or mandatory liquidation preference, in the case of Redeemable Capital Stock) of the Indebtedness so replaced, renewed, refinanced or refunded (or, if the Indebtedness being replaced, renewed, refinanced or refunded was issued with an original issue discount, the original issue price plus the amortized portion of the original issue discount to the date that such replacing, renewing, refinancing or refunding Indebtedness was Incurred) or (b) the principal amount (or mandatory liquidation preference, in the case of Redeemable Capital Stock) or original issue price plus amortized original issue discount, as the case may be, of such Indebtedness as of the date of this Indenture, plus any prepayment penalties and premiums, accrued and unpaid interest on the Indebtedness so replaced, renewed, refinanced or refunded, plus customary fees, expenses and costs related to the Incurrence of such replacing, renewing, refinancing or refunding Indebtedness; provided that, if the Indebtedness being replaced, renewed, refinanced or refunded is Indebtedness of the Company, such replacing, renewing, refinancing or refunding shall be Indebtedness of the Company; provided further that immediately after giving effect to such replacing, renewing, refinancing or refunding, no Default or Event of Default under the series of Securities shall have occurred and be continuing; and provided further that Indebtedness used to replace, renew, refinance or refund Indebtedness of the Company that is pari passu or subordinated in right of payment to such series of the Securities will only be permitted if (x) such new Indebtedness is expressly pari passu or subordinated in right of payment to the Securities of that series at least to the same extent that the Indebtedness to be replaced, renewed, refinanced or refunded is pari passu or subordinated to the series and (y) the Average Life to Stated Maturity and Stated Maturity of such Indebtedness exceed the Average Life to Stated Maturity and Stated Maturity, respectively, of the Securities of that series.

For the purpose of determining the amount of outstanding Indebtedness under any of the foregoing clauses, there shall be included (A) the principal amount then outstanding that was originally Incurred pursuant to such clause; (B) any outstanding Indebtedness Incurred pursuant to clause (ix) to replace, renew, refinance or refund Indebtedness originally Incurred pursuant to such clause; and (C) any subsequent replacements, renewals, refinancings or refundings thereof.

“Permitted Investment”, with respect to any series of Securities, means an Investment which consists of any one or more of the following:

(i)            Investments in a Subsidiary;

(ii)           Investments in United States Treasury securities or other government securities having the highest rating from Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. pledged to secure collateralized senior notes so long as the entire purchase price for such securities consists of proceeds from the issuance of such senior notes;

(iii)          Cash Equivalents;

(iv)          (I) Investments in Persons whose principal business is one or more aspects of the Maritime Shipping and Rail Transport Businesses and (II) Investments in other Persons engaged in a business in which the Company is permitted to be engaged under Section 10.18 and with whom the Company or one of its Subsidiaries, substantially contemporaneously with such Investment, enters into a management contract to manage the business of such other Person or a contract pursuant to which the Company or one of its Subsidiaries leases or charters, or has the right of first refusal to lease or charter, assets or property of the Company or any of its Subsidiaries to such other Person, so long as the Board of Directors determines that such Investment is necessary to obtain the management contract, lease, charter or right of first refusal; provided that in the case of each of I and II (x) after giving effect to such Investment, the Company could Incur $1.00 of additional Indebtedness under Section 10.08 (which is not Permitted Indebtedness), and (y) such Investment would not cause the maximum aggregate amount invested under this clause (iv) at such time to exceed 20% of the Company’s Consolidated Tangible Net Worth; (in calculating the amount invested under this clause (iv), such amount shall be reduced by an amount equal to the net reduction in Investments in any third Person not a Subsidiary resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Subsidiary from any such third Person and by any amount received by the Company or any Subsidiary from any such third Person pursuant to any management contract, lease or charter; provided that such payments (a) were not otherwise included in the Consolidated Net Income of the Company and (b) do not exceed, in the case of such third Person, the amount of Investments previously made by the Company or any Subsidiary in such third Person);

(v)           Negotiable instruments held for collection; outstanding travel, moving and other like advances to officers, employees and consultants; or lease, utility and other similar deposits, in each of the foregoing cases in the ordinary course of business of the Company or a Subsidiary, as the case may be;

(vi)          Investments in the Securities of that series; and

(vii)         Investments in equity securities that have been accepted for trading by a registered securities exchange or automated quotation system of the United States acquired by the Company or a Subsidiary as consideration for the sale of assets by the Company or such Subsidiary; provided, such securities shall only be a Permitted Investment until the 180th day following the acquisition thereof.

“Permitted Liens”, with respect to any series of Securities, shall mean:

(a)           operating leases or charters of assets or property entered into in the ordinary course of business;

(b)           Liens for taxes, assessments, governmental charges or claims that are not due or which are being contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(c)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and any other like Liens imposed by law and incidental to the ordinary conduct of the business of the Company or a Subsidiary, which are not incurred in connection with the borrowing of money and which do not materially impair the use of such property in the operation of the business of the Company and its Subsidiaries and which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(d)           Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(e)           Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for borrowed money);

(f)            easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries;

(g)           judgment Liens in connection with legal proceedings which do not otherwise give rise to a Default or Event of Default;

(h)           Liens on government securities permitted under clause (ii) of the definition of “Permitted Investment”; and

(i)            Liens (other than those described in paragraphs (a) through (h) above) on any asset or property of the Company or any of its Subsidiaries, or any shares of capital stock of any Subsidiary, or any income or profits thereon or proceeds thereof, securing Indebtedness, provided that the aggregate amount of such Indebtedness secured by (i) Container Assets does not exceed 90% of the net book value of all Container Assets; (ii) Passenger Transport Assets does not exceed 90% of the net book value of all Passenger Transport Assets; (iii) Leisure Industry Assets does not exceed 80% of the Fair Market Value of all Leisure Industry Assets; and (iv) Other Assets does not exceed 80% of the net book value of all Other Assets.  To the extent that any Indebtedness is secured by the stock of a Subsidiary, the net book value or Fair Market Value, as the case may be, of all assets of such Subsidiary, to the extent that the value of such assets is not otherwise subject to a Lien, shall be counted in determining the amount of Indebtedness secured by Container Assets, Passenger Transport Assets, Leisure Industry Assets or Other Assets, as the case may be, for purposes of this clause (i).  For purposes of this clause (i), Investments in the Container Business, the Maritime Shipping and Rail Transport Businesses (other than the Container Business) and Leisure Industry Assets shall be treated as Container Assets, Passenger Transport Assets and Leisure Industry Assets, respectively, and all other Investments and cash shall be treated as Other Assets.

In determining the amount of Liens securing Indebtedness pursuant to clause (i) immediately above, there shall be included the aggregate Attributable Debt in respect of any Sale and Leaseback Transactions relating to Container Assets, Passenger Transport Assets, Leisure Industry Assets or Other Assets, as the case may be, in existence at such time (excluding Sale and Leaseback Transactions the proceeds of which have been applied in accordance with Section 10.11(d) and Sale and Leaseback Transactions permitted under Section 10.11(b) or (c)).

“Person” means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series or any coupons, means the place or places where the principal of, premium, if any, and interest, if any, on such series are payable as specified and as contemplated by Sections 3.01 and 10.02.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for a mutilated Security or in lieu of a destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

“Preferred Shares” mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all classes and series of preferred or preference stock.

“Redeemable Capital Stock”, with respect to any series of Securities, means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of such series, (ii) is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or (iii) is convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the final Stated Maturity of such series, provided that Capital Stock that otherwise would not constitute Redeemable Capital Stock shall not constitute Redeemable Capital Stock because it provides for the redemption or acquisition of such Capital Stock in the event of a change of control of the Company so long as the definition of change of control in such instrument does not include a change of control that would not constitute a Change of Control.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Period” means the most recent four full consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date, taken as one accounting period.

“Registered Security” shall mean any Security which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Securities of any series means the dated specified for that purpose as contemplated by Section 3.01 (whether or not a Business Day).

“Relevant Prospectus” means the prospectus as amended or supplemented from time to time, used to offer and sell a particular series of Securities.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

“Responsible Officer”, when used with respect to the Trustee, means any vice-president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, with any Person providing for the leasing by the Company or a Subsidiary of any property or assets in a transaction pursuant to which such property or asset has been or is to be sold or transferred by the Company or a Subsidiary to such Person.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness”, with respect to any series of Securities, means (i) the principal of, premium, if any, and accrued and unpaid interest (including all interest accruing subsequent to the commencement of an insolvency proceeding, or which, but for such commencement, would have accrued, whether or not such interest is an allowable claim enforceable against the debtor under the Federal Bankruptcy Code or any similar law) on, and any regularly accruing fees and reasonable expenses and all other amounts payable under or in respect of, all Indebtedness of the Company and its Subsidiaries (other than the 12½% Senior Subordinated Debentures), including letters of credit (and reimbursement agreements with respect thereto), unless such Indebtedness, by its terms or by the terms of any agreement pursuant to which such Indebtedness is issued, is subordinated in right of payment to such series of the Securities and (ii) modifications, renewals, extensions and refundings (including permitted increases and refinancings of the existing Indebtedness of the Company and its Subsidiaries) of any of the foregoing obligations unless the foregoing obligations or such modifications, renewals, extensions and refundings thereof provide by their terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, that such Indebtedness shall be subordinated in right of payment to such series of the Securities.  Notwithstanding the foregoing, “Senior Indebtedness” shall not include (i) Indebtedness evidenced by the 12½% Senior Subordinated Debentures, (ii) Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Company, (iii) any liability for federal, state, provincial, local or other taxes owed or owing by the Company, (iv) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s subsidiaries, (v) amounts owing under leases (other than Capital Lease Obligations and other than leases which but for the existence of a fair market value purchase option would be a Capital Lease Obligation), (vi) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (vii) any Indebtedness to any employee of the Company or any of its Subsidiaries, (viii) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock and (ix) any trade payables.

“Special Record Date” for the payment of any Defaulted Interest on any Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 3.07(1).

“Stated Maturity”, when used with respect to any series of Securities or any installment of principal thereof or interest thereon, means the date specified in such series or a coupon representing such installment of interest as the fixed date on which the principal of such series or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 3.08, and when used with respect to any other Indebtedness or any installment of principal or interest thereon (or scheduled or required redemption or dividend payment), means the date specified in such Indebtedness as the fixed date on which the principal (or scheduled or required redemption or dividend payment) of such Indebtedness or such installment of principal or interest (or scheduled or required redemption or dividend payment) is due and payable.

“Subordinated Debenture Indenture” means the Indenture, dated as of November 1, 1992, between the Company and The Bank of New York, as successor to United States Trust Company of New York, as Trustee, as the same has been and may be supplemented and amended from time to time, providing for the 12 ½ % Senior Subordinated Debentures.

“Subordinated Indebtedness” means any Indebtedness of the Company or a Subsidiary that is expressly subordinated in right of payment to any other Indebtedness of the Company or a Subsidiary.

“Subsidiary” means (i) any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more such Subsidiaries, or (ii) GE SeaCo SRL, a joint venture between the Company and General Electric Capital Corporation relating to their respective container fleets (or any successor in interest thereto) for so long as the Company owns, directly or indirectly, at least 50% of the voting equity thereof.

“Transaction Date” with respect to any calculation or determination required to be made under this Indenture means the date of the event requiring such calculation or determination.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“12½% Senior Subordinated Debentures” means the $79,739,000 in current aggregate principal amount of 12½% Senior Subordinated Debentures due 2004 of the Company, of which Series A was issued on November 19, 1992 and Series B was issued on February 4, 1993, in each case under the Subordinated Debenture Indenture.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States person” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“Voting Stock” means shares of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees of a company or corporation (irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency); as of the date of this Indenture, the Company had two classes of Voting Stock, denominated Class A common shares and Class B common shares.

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a series of Security (or, if applicable, at the most recent redetermination of interest on such series) and as set forth in such series in accordance with generally accepted United States bond yield computation principles.

SECTION 1.02  Other Definitions.

Term	Defined in Section
“Act”	1.05
“Change in Tax Law”	11.01(a)
“Change of Control Notice”	10.16(b)
“Change of Control Purchase Date”	10.16(a)
“Change of Control Purchase Notice”	10.16(c)
“Change of Control Purchase Price”	10.16(a)
“Common Depository”	3.04(b)
“covenant defeasance”	14.03
“CSC”	1.15
“Defaulted Interest”	3.07
“defeasance”	14.02
“Excess Proceeds”	10.17(b)
“Excess Proceeds Offer”	10.17(c)
“Excess Proceeds Payment”	10.17(c)
“Excess Proceeds Payment Date”	10.17(c)(ii)
“Exchange Date”	3.04
“incorporated provision”	1.08
“Offer”	10.19
“Optional Reset Date”	3.07(b)
“Purchase Date”	10.19
“rate(s) of exchange”	1.16(b)
“Replacement Assets”	10.17(b)
“Reset Notice”	3.07(b)
“Restricted Payments”	10.09
“SCA”	1.15
“Subsequent Interest Period”	3.07(b)
“Surviving Entity”	8.01(1)
“Valuation Date”	3.12

SECTION 1.03  Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion (other than the certificates required by Section 10.20(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon, a certificate, opinion of or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05  Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by either (x) one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing or (y) the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Trust Indenture Act Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.06.

(b)           The fact and date of the execution by and Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

(c)           The ownership of Registered Securities shall be proved by the Security Register.

(d)           The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory.  The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.  The ownership of Bearer Securities may also be proved in any other manner that the Trustee deems sufficient.

(e)           If the Company shall solicit from the Holders of any series of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage of any series of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the

Outstanding Securities shall be computed as of such record date; provided however that no such request, demand, authorization, direction, notice, consent or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture, not later than six months after the record date.

(f)            Any request, demand, authorization, direction, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.06  Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)           the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Administration; or

(b)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing to the Company addressed to it at SEA CONTAINERS LTD., 22 Victoria Street, Hamilton, HM12, Bermuda, Attention:  Secretary (with a copy to (i) SEA CONTAINERS AMERICA INC., 1155 Avenue of the Americas, 30th Floor, New York, New York 10036, Attention:  General Counsel and (ii) SEA CONTAINERS SERVICES LTD., 20 Upper Ground, London SE1 9PF, England, Attention:  General Counsel) or at any other address furnished in writing to the Trustee by the Company.

SECTION 1.07  Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent by facsimile transmission or mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.  Any notice when deposited for mailing to a Holder in the aforesaid manner shall be presumed to have been received by such Holder, whether or not actually received by such Holder.  Where this Indenture provides for notice in any manner, such notice may be waived in waiting by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

If by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 3.01, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day in New York, such publication to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.  Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.08  Conflict of any Provision of Indenture with Trust Indenture Act, as Amended.

If any to the extent that any provision of this Indenture limits, qualifies or conflict with the duties imposed by Sections 310 and 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an “incorporated provisions”) required by or deemed to be included in their Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded as the case may be.

SECTION 1.09  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.10  Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.11  Separability Clause.

In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.12 Benefits of Indenture.

Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or respective claim under this Indenture.

SECTION 1.13  Governing Law.

This Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 1.14  Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal, premium, if any, or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be to the next succeeding Business Day.

SECTION 1.15  Consent to Jurisdiction and Service of Process.

The Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture or the Securities or any coupon may be instituted in any state or federal court in New York City and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.  The Company hereby irrevocably designates and appoints each of Sea Containers America Inc. (“SCA”) and Corporation Service Company (“CSC”) as the Company’s authorized agents to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon either or both SCA or any successor (provided, however, that such service upon SCA or any successor shall only be required by this Section 1.15 as long as SCA or such successor maintains an office at the address set forth herein or at another address in New York City which the Company has designated by written notice to the Trustee) at its office at 1155 Avenue of the Americas, 30th Floor, New York, New York 10036, and CSC or any successor at its office at 80 State Street, Albany, New York 12207-2543 (or such other address in the State of New York as the Company may designate by written notice to the Trustee) and written notice of such service to the Company marked or delivered to either or both SCA (subject to the foregoing proviso) and CSC at their addresses set forth herein, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company.  Nothing in this Section 1.15 shall affect the right of the Company or the Trustee to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of SCA and CSC in full force and effect so long as this Indenture or any of the Securities shall be outstanding.  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATING TO THIS INDENTURE, THE SENIOR NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.16  Conversion of Currency.

(a)           The Company shall indemnify the Holders against, and the Holders shall have an additional legal claim for, any loss or damage which, consequent upon any judgment being obtained or enforced in respect of the non-payment by the Company of any amount due under or pursuant to this Indenture, arises from any variation in rates of exchange between United States dollars and the currency in which judgment is obtained or enforced between the date such amount became due (or the date of the said judgment being obtained as the case may be) and the date of actual payment of such amount.  The indemnity contained in this Section 1.16 shall apply irrespective of any indulgence granted to the Company from time to time and shall continue in full force and effect notwithstanding any payment by or on behalf of the Company, and any amount due from the Company under this Section 1.16 will be due as a separate payment and shall not be affected by any judgment being obtained for any other sums due under or in respect of this Indenture.

(b)           The term “rate(s) of exchange” shall mean, unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, the rate, quoted at noon for transactions in excess of $1,000,000, at which the Holder is able or would have been able on the relevant date to purchase at Morgan Guaranty Trust Company of New York at its main branch in New York City, United States dollars with the judgment currency other than United States dollars referred to in Subsection (a) above and includes any premiums and costs of exchange payable.

SECTION 1.17  No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting any of the Securities waives and releases all such liability.

ARTICLE TWO

SECURITIES FORMS

SECTION 2.01 Forms of Securities.

The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by a Board Resolution in accordance with Section 3.01, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, notations or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

Unless otherwise specified as contemplated by Section 3.01, Bearer Securities shall have interest coupons attached.

The definitive Securities and coupons shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

SECTION 2.02  Securities Issuable in Global Form.

If Securities of or within a series are issuable in global form, as specified as contemplated by Section 3.01, then, notwithstanding clause (8) of Section 3.01 and the provisions of Section 3.02, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or 3.04.  Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement, delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.03 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.03 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of, premium, if any, and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.09 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, Euroclear or Clearstream.

ARTICLE THREE

THE SECURITIES

SECTION 3.01  Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

(1)           the title of the Securities of the series (including CUSIP and CINS numbers) (which shall distinguish the Securities of such series from all other series of Securities);

(2)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 10.16, 10,18, 11.08 or 13.05);

(3)           the date or dates, or the method by which such date or dates shall be determined or extended, on which the principal of the Securities of the series shall be payable;

(4)           the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which such interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5)           the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of, premium, if any, and interest, if any, on Securities of the series shall be payable, where any Registered Securities of the series may be surrendered for registration of transfer, where Securities of the series may be surrendered for exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6)           the period or periods within which, the price or prices at which, the Currency or Currencies in which, and other terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

(7)           any deletions from, modifications of or additions to, the redemption provisions set forth in Section 11.03, and the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the Currency or Currencies in which, and other terms and conditions upon which, Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)           if not as provided in Section 3.02, the denomination or denominations in which any Securities of the series shall be issuable;

(9)           if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(10)         if other than the total principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(11)         if other than the Dollar, the Currency or Currencies in which payment of the principal of, premium, if any, or interest, if any, on, the Securities of the series shall be made or in which the Securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 3.12;

(12)         whether the amount of payments of principal of, premium, if any, or interest, if any, on, the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13)         whether the principal of, premium, if any, or interest, if any, on, the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in one or more Currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which such Securities are denominated or stated to be payable and the Currency or Currencies in which such Securities are to be paid, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 3.12;

(14)         provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(15)         any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to any of the provisions of Section 10.21) or other undertakings of the Company with respect to Securities of the series, whether or not such Events of Default, covenants or undertakings are consistent with the Events of Default, covenants or undertakings set forth herein;

(16)         whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05, and, if Registered Securities of the series are to be issuable as a global Security, the identity of the depository for such series;

(17)         the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(18)         the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.04;

(19)         the applicability, if any, of Sections 14.02 and/or 14.03 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen;

(20)         if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(21)         whether, under what circumstances and the Currency in which, the Company will pay Additional Amounts as contemplated by Section 10.04 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(22)         the designation of the initial Exchange Rate Agent, if any;

(23)         if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(24)         whether the series are to be subordinated or unsubordinated Indebtedness of the Company, and to the extent that such series is to be subordinated Indebtedness of the Company, the terms and conditions of such subordinated Indebtedness;

(25)         the dates to be established for purposes of: the definition of Consolidated Net Income Available for Restricted Payments in Section 1.01; the definition of Included Stock in Section 1.01; the definition of Permitted Indebtedness in Section 1.01; the Limitation on Restricted Payments covenant set forth in Section 10.09; the Limitation on Asset Sales covenant set forth in Section 10.17(b); and the Conduct of Business covenant set forth in Section 10.18; and

(26)         any other terms of the series, which terms shall not be inconsistent with the provisions of this Indenture or the requirements of the Trust Indenture Act;

All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.03) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be set forth in an Officers’ Certificate pursuant to this Section 3.01.

SECTION 3.02  Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01.  With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series,  other than Registered Securities issued in global form (which may be of any denomination) shall be issuable in denominations of $1,000 and any integral multiple thereof, and the Bearer Securities of such series, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000.

SECTION 3.03  Execution, Authentication, Delivery and Dating.

The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by any one director or officer and the secretary of the Company, under its common seal reproduced thereon.  The signature of any of these directors or officers on the Securities and coupons may be manual or facsimile signatures of the present or any future such director or authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper directors or officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, a Bearer Security may be delivered in connection with its original issuance, or a definitive Bearer Security may be delivered in exchange for a temporary Bearer Security pursuant to Section 3.04(a), only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 3.01, dated no earlier than 15 days prior to the earlier of the date on which such definitive Bearer Security is delivered and the date on which any temporary Bearer Security first becomes exchangeable for such definitive Bearer Security in accordance with the terms of such temporary Security and this Indenture.  If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent global Security.  Except as permitted by Section 3.06, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.  If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon,

(i)            an Opinion of Counsel stating,

(a)           that all conditions precedent which the Company must perform have been complied with for the authentication and delivery of such Securities by the Trustee;

(b)           that the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

(c)           that the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

(ii)           that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in accordance with the terms of this Indenture and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons; and

(iii)          an Officers’ Certificate stating, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate otherwise required pursuant to Section 3.01 or the Company Order, Opinion of Counsel or Officers’ Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.  Notwithstanding the generality of the foregoing, the Trustee will not be required to authenticate

Securities denominated in a Foreign Currency if the Trustee reasonably believes that it would be unable to perform its duties with respect to such Securities.

Each Registered Security shall be dated the date of its authentication, and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.01.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.03 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

In case the Company, pursuant to Article Eight, shall be amalgamated, consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such amalgamation or consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities of any series authenticated or delivered prior to such amalgamation, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities of any series executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities of any series surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities of any series as specified in such request for the purpose of such exchange.  If the Securities of any series shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities of any series, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities of any series at the time Outstanding held by such Holder for Securities of any series authenticated and delivered in such new name.

SECTION 3.04  Temporary Securities.

(a)           Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the same tenor as the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the directors or officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.  In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Bearer Securities in global form (which shall be exchanged in accordance with Section 3.04(b) or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.03.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(b)           Unless otherwise provided in or pursuant to a Board Resolution, this Section 3.04(b) shall govern the exchange of temporary Bearer Securities issued in global form.  If Bearer temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depository or common depository (the “Common Depository”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Bearer Security of a series (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities of such series, in aggregate principal amount equal to the principal amount of such temporary global Bearer Security, executed by the Company.  On or after the Exchange Date, such temporary global Bearer Security shall be surrendered by the Common Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of such series without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Bearer Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Bearer Security to be exchanged.  The definitive

Securities to be delivered in exchange for any such temporary global Bearer Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.01, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged, and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 3.01; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 3.03.

Unless otherwise specified in such temporary global Bearer Security, the interest of a beneficial owner of Securities of a series in a temporary global Bearer Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 3.01), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities, and each Paying Agent.  Unless otherwise specified in such temporary global Bearer Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Bearer Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream.  Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Bearer Security shall be delivered only outside the United States.

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest payable on a temporary global Bearer Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 3.01), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the

Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit A-1 to this Indenture (or in such other forms as may be established pursuant to Section 3.01).  Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 3.04(b) and of the third paragraph of Section 3.03 and the interests of the Persons who are the beneficial owners of the temporary global Bearer Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners.  Except as otherwise provided in this paragraph, no payments of principal, premium, if any, or interest, if any, owing with respect to a beneficial interest in a temporary global Bearer Security will be made unless and until such interest in such temporary global Bearer Security shall have been exchanged for an interest in a definitive Security.  Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 10.03.

SECTION 3.05  Securities Register; Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities.  The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  The Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided.  In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding and containing identical terms and provisions.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency.  Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.  Unless otherwise specified with respect to any series of Securities as contemplated by Section 3.01, Bearer Securities may not be issued in exchange for Registered Securities.

If (but only if) permitted by the applicable Board Resolution and (subject to Section 3.03) set forth in the applicable Officers’ Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 3.01, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining.  If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States.  Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent global Security shall be exchangeable only as provided in this paragraph.  If the beneficial owners of interests in a permanent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.01, and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security, executed by the Company.  On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of the same series without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 3.01, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent global Security (or, if specified as contemplated by Section 3.01) shall be mailed or otherwise delivered to any location in the United States.  Promptly following any partial exchange and any endorsement thereon to reflect the amount represented by such exchange, such permanent global Security shall be returned by the Trustee to the Common Depository or such other depository referred to above.  If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer, exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp of similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.03, 3.04, 9.06, 10.16, 10.17, 10.19, 11.08 or 13.05 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before selection of Securities of that series to be redeemed under Section 11.04 and ending at the close of business on (A) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

SECTION 3.06  Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of, premium, if any, and interest, if any, on, Bearer Securities shall, except as otherwise provided in Section 10.02, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

Notwithstanding Section 5.10, the provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 3.07  Payment of Interest; Interest Rights Preserved; Optional Interest Reset.

(a)           Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest, if any, on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest, if any, on any Registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.09, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee inside the United States.

Unless otherwise provided as contemplated by Section 3.01 with respect to the Securities of any series, payment of interest, if any, may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States, but only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

Unless otherwise provided as contemplated by Section 3.01, every permanent global Bearer Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream with respect to that portion of such permanent global Security held for its account by the Common Depositary, for the purpose of permitting each of Euroclear and Clearstream to credit the interest, if any, received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(b)           Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (such defaulted interest herein called “Defaulted Interest”), shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such

Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).  In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(2)           The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

The provisions of this Section 3.07(b) may be made applicable to any series of Securities pursuant to Section 3.01 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.01).  The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”).  The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Security.  Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 1.07, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 1.07, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security.  Such notice shall be irrevocable.  All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date.  In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08  Optional Extension of Maturity.

The provisions of this Section 3.08 may be made applicable to any series of Securities pursuant to Section 3.01 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.01).  The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security.  The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”).  If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 1.07, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period.  Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 1.07, notice of such higher interest rate to the Holder of such Security.  Such notice shall be irrevocable.  All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Company extends the Stated Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date.  In order to obtain repayment on the Original Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

SECTION 3.09  Persons Deemed Owners.

Prior to the time of due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Sections 3.05 and 3.07) interest, if any, on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery.  The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

SECTION 3.10  Cancellation.

All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons, and Securities and coupons surrendered directly to the Trustee for any such purpose, shall be promptly canceled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee.  If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  Canceled Securities and coupons held by the Trustee shall be disposed of by the Trustee in its customary manner.

SECTION 3.11  Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 with respect to Securities of any series, interest, if any,  on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 3.12  Currency and Manner of Payments in Respect of Securities.

(a)           Unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraphs (d) and (e) below, payment of the principal of, premium, if any, and interest, if any, on, any Registered or Bearer Security of such series will be made in the Currency in which such Registered Security or Bearer Security, as the case may be, is payable.  The provisions of this Section 3.12 may be modified or superseded with respect to any Securities pursuant to Section 3.01.

(b)           It may be provided pursuant to Section 3.01 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of, premium, if any, or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee for such series of Registered Securities a written election with signature guarantees and in the applicable form established pursuant to Section 3.01, not later than the close of business on the Election Date immediately preceding the applicable payment date.  If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Fourteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee).  Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee of such series of Registered Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 3.12(a).  The Trustee for each such series of Registered Securities shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

(c)           If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01, then, unless otherwise specified pursuant to Section 3.01, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying the Currency in which Registered Securities of such series are payable, the aggregate amount of principal of, premium, if any, and interest, if any, on, the Registered Securities to be paid on such payment date in such Currency, and the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities shall have elected to be paid in another Currency as provided in paragraph (b) above.  If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 3.01, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency or Currencies payments to be made on such payment date.  Unless otherwise specified pursuant to Section 3.01, the Dollar or Foreign Currency or Currencies amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)           If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of, premium, if any, and interest, if any, on, the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date.  Unless otherwise specified pursuant to Section 3.01, the Dollar amount to be paid by the Company to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)           Unless otherwise specified pursuant to Section 3.01, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 3.12.

(f)            The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)           The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)           For purposes of this Section 3.12, the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit on the Conversion Date.  If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion.  If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency.  If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.  If, after the Conversion Date of the relevant currency unit, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” shall mean the Regular Record Date for the applicable series of Registered Securities or at least 16 days prior to Maturity, as the case may be, or such other prior date for any series of Registered Securities as specified pursuant to clause 13 of Section 3.01 by which the written election referred to in Section 3.12(b) may be made.

All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant Currency.  The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 1.07 to the affected Holders) specifying the Conversion Date.  In the event the Company so determines that a Conversion Event has occurred with respect to any currency unit in which Securities are denominated or payable, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 1.07 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date.  In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent.

The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

SECTION 3.13  Appointment and Resignation of Successor Exchange Rate Agent.

Unless otherwise specified pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.  The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.01 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Foreign Currency into the applicable payment Currency for the payment of principal, premium, if any, and interest, if any, pursuant to Section 3.12.

(a)           No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

(b)           If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 3.01, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

SECTION 3.14  CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” and “CINS” numbers (if then generally in use), and, if so, the Trustee shall indicate the “CUSIP” and “CINS” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” or “CINS” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01  Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto and any right to receive Additional Amounts, as provided in Section 10.04), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1)           either

(A)          all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.05, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 11.07, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B)           all Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for such purpose an amount, in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee and any predecessor Trustee under Section 6.06, the obligations of the Company to any Authenticating Agent under Section 6.12 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02  Application of Trust Funds.

Subject to the provisions of the penultimate paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 5.01  Events of Default.

Unless otherwise specified with respect to a series of Securities as contemplated by Section 3.01, an “Event of Default”, wherever used herein with respect to any series of Securities, means any one of the following events:

(a)           the Company defaults in the payment of any interest upon any Security of that series or any coupon pertaining thereto, when such interest or coupon becomes due and payable and such Default continues for a period of 30 days; or

(b)           the Company defaults in the payment of the principal of, or premium, if any, on, any Security of that series when the same becomes due and payable at its Maturity; or

(c)           the Company defaults in the performance of, or breaches, any covenant, warranty or agreement of the Company with respect to any Security of that series (other than a Default in the performance, or breach, of a covenant, warranty or agreement that is specifically dealt with elsewhere in this Section), and such Default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such Default or breach and stating that such notice is a “Notice of Default” hereunder; or

(d)           an event of default shall have occurred with respect to any issue or issues of Indebtedness of the Company or any Subsidiary having an outstanding principal amount of $5,000,000 or more individually or in the aggregate, for all issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, which has caused such Indebtedness of at least $5,000,000 or aggregating at least $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; or

(e)           the Company defaults in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

(f)            judgments or orders are rendered against the Company or any Subsidiary that require the payment in money, either individually or in an aggregate amount, that is more than $5,000,000 and such judgments or orders shall remain unsatisfied, unstayed or unbonded (provided that the judgment or order shall only be considered bonded if as a result of such bond no action can be taken to enforce the judgment or order) for 60 days; or

(g)           a decree or order is entered by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or similar law or (ii) adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors or other similar law, or (iii)

appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of any of their properties, or (iv) ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(h)           the Company or any Material Subsidiary institutes a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or any of them consents to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors or similar law or to the institution of bankruptcy or insolvency proceedings against the Company or any Material Subsidiary, or any of them files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or similar law, or any of them consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Material Subsidiary or of any substantial part of its property, or any of them makes an assignment for the benefit of creditors, or any of them admits in writing its inability to pay its debts generally as they become due or any of them takes corporate action in furtherance of any such action; or

(i)            the Company or any Material Subsidiary which is not a U.S. corporation makes an application for an administrative order or convenes any meeting of its members or creditors or takes any other steps (under any applicable law relating to bankruptcy, insolvency, liquidation, winding-up, reorganization or similar proceedings) with a view to the liquidation, winding-up, dissolution, receivership, administration, reorganization or amalgamation of the Company or such Material Subsidiary or with a view to proposing any kind of composition, scheme of arrangement or other compromise or arrangement with its creditors generally other than solvent amalgamations and similar reorganizations otherwise permitted under Article Eight hereof; or

(j)            with respect to the Company or any Material Subsidiary that is not a U.S. corporation, (i) an application for an administrative order in relation to the Company or such Material Subsidiary is presented to a court having jurisdiction in the premises; (ii) an administrative or other receiver or any manager is appointed by a court having jurisdiction in the premises with respect to the Company or such Material Subsidiary or all or any substantial part of their respective property; or (iii) a petition is presented to a court having jurisdiction in the premises by any person requesting the liquidation, dissolution or winding-up of the Company or such Material Subsidiary; and, in the case of each of clauses (i) through (iii) above, such application, appointment or petition is not revoked, discharged or dismissed or the related proceedings not stayed, as the case may be, within 60 days; or

(k)           there occurs, in relation to the Company or any Material Subsidiary that is not a U.S. corporation, in any courts having jurisdiction in the premises of any country or territory in which it carries on business or to the jurisdiction of whose courts it or a substantial portion of its property is subject, any event or proceeding which corresponds in that country or territory with any of those mentioned in sub-clauses (g) to (j) inclusive (subject to the same exceptions provided in said sub-clauses and the passage of analogous time periods); or

(l)            there is a Default in the performance or breach of any of the provisions of Article Eight or Section 10.16.

SECTION 5.02  Acceleration of Maturity; Rescission.

(a)           If an Event of Default (other than an Event of Default specified in Section 5.01(g) through 5.01(i)) occurs and is continuing with respect to Securities of any series, the Trustee or the Holders of at least 25% of the principal amount of the Securities of that series then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, and premium, if any, and accrued Interest if any, on the Securities of that series (or, in the case of Securities sold at original issue discount, the amount specified in the terms thereof) to be due and payable immediately, and upon any such declaration, such principal, premium and accrued interest shall become immediately due and payable.  Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of Holders of the Securities of that series by appropriate judicial proceeding.

(b)           If an Event of Default specified in any of Sections 5.01(g) through 5.01(i) occurs and is continuing, the amounts specified above, shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)           After a declaration of acceleration of any series of Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee, by written notice to the Company and the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, may annul such declaration of acceleration, provided, in each case, that (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue Interest on all Securities of that series, (iii) the principal of and premium, if any, on that series of Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by that series, and (iv) to the extent that payment of such interest is lawful, interest upon overdue Interest at the rate borne by that series of Securities; and (b) all Events of Default, other than the non-payment of principal of that series of Securities that have become due solely by the declaration of acceleration, have been cured or waived.

SECTION 5.03  Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)           a Default occurs in the payment of any Interest on Securities of any series and any related coupon when such Interest becomes due and payable and such Default continues for a period of 30 days, or

(b)           a Default occurs in the payment of the principal of, or premium, if any, on Securities of any series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Securities of such series and coupons, the whole amount then due and payable on such series of Securities and coupons for principal, premium, if any and Interest, if any, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of Interest, at the rate borne by the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities of such series, wherever situated.

If an Event of Default occurs and is continuing with respect to Securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

SECTION 5.04  Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal, premium, if any and Interest, if any, owing and unpaid in respect of the Securities of such series (or in the case of Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be provided in the terms thereof)  and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys, securities or other property payable or deliverable upon the exchange of the Securities of such series in connection with any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and related coupons, to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder of a Security of any series or related coupon any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security of any series of coupon in any such proceeding.

SECTION 5.05  Trustee May Enforce Claims Without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or the Securities of any series or the coupons may be prosecuted and enforced by the Trustee without the possession of any such Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities of any series and coupons in respect of which such judgment has been recovered.

SECTION 5.06  Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or premium, if any, or interest, if any, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.06;

SECOND:  To the payment of the amounts then due and unpaid upon the Securities and coupons for principal, premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal, and premium, if any, and interest, if any, respectively; and

THIRD:  To the payment of the remainder, if any, to the Company.

SECTION 5.07  Limitation on Suits.

No Holder of any Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or such Security, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

SECTION 5.08  Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of, premium, if any, and (subject to Section 3.07) interest, if any, on, such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09  Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10  Rights and Remedies Cumulative.

Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

SECTION 5.12  Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

(1)           such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and

(2)           subject to the provisions of Trust Indenture Act Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13  Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series and any related coupons, waive any past Default or Event of Default hereunder with respect to such series and its consequences, except a Default

(1)           in the payment of the principal of, or premium, if any, or interest, if any, on, any Security of such series or any related coupons, or

(2)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.14  Undertaking for Costs.

The Company and the Trustee agree, and each Holder of Securities of any series or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of Securities of any series or coupon for the enforcement of the payment of the principal of, or premium, if any, or interest, if any, on Securities of any series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date), or to any suit instituted by any Holder of Securities of any series or coupon, or group of such Holders, holding in the aggregate more than 10% in principal amount of the Securities.

SECTION 5.15  Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01  Notice of Defaults.

Within 90 days after the occurrence of any Default that is known to the Trustee, the Trustee shall transmit to the Holder of such series in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest, if any, on, any Security of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities and coupons of such series; and provided further that, in the case of any Default or breach of the character specified in Section 5.01(c) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

SECTION 6.02  Certain Rights of Trustee.

Subject to the provisions of TIA Sections 315(a) through 315(d):

(1)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(2)           Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.03, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution.

(3)           Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate.

(4)           The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(5)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(6)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, or other evidence of Indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(7)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(8)           The Trustee shall not be liable for any action it takes or omits to take by it in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(9)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(10)         The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(11)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(12)         The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 6.03  Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any Securities or coupons.  The Trustee shall not be accountable for the use or application by the Company of the proceeds from the issuance of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder, and that, if and when the Company seeks to qualify this Indenture under the Trust Indenture Act, the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company with respect to the Securities will be true and accurate, subject to the qualifications set forth therein.

SECTION 6.04  May Hold Securities.

The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

SECTION 6.05  Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.06  Compensation and Reimbursement.

The Company agrees:

(1)           To pay to the Trustee from time to time such compensation as shall be agreed between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(2)           Except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or bad faith.

(3)           To indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by any Holder or the Company or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities or any coupons.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Sections 5.01(g) through (k), the expenses and compensation for such services are intended to constitute expenses of administration under the Federal Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 6.07  Conflicting Interest.

The Trustee shall comply with the provisions of Section 310(b) of the TIA.  The provisions of this Section shall survive the termination of TIA’s Indenture.

SECTION 6.08  Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder and which shall be eligible to act as Trustee under TIA Section 310(a)(1) and which shall have a combined capital and surplus of at least $50,000,000 and have its Corporate Trust Office located in the City of New York (or if its Corporate Trust Office shall not be located in the City of New York, which shall maintain an office in the City of New York where the Securities may be presented or surrendered and notices and demands hereunder may be made or served) to the extent there is such an institution eligible and willing to serve.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.09  Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)           The Trustee may, at any time with respect to the Securities of one or more series, resign as Trustee by giving written notice to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may, at any time, be removed with respect to the Securities of any series as Trustee by an Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If at any time:

(1)           the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the

Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 6.10, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and so accepted appointment, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

(f)            The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first class mail, postage prepaid, to the Holders of such Securities as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.10  Acceptance of Appointment by Successor.

(a)           Every successor Trustee appointed hereunder successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 6.06(3). On request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments more fully and certainly vesting in and conforming to such successor Trustee all such rights, powers and trusts.

(b)           In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)           Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.11  Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons.  In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 6.12  Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and, except as may otherwise be provided pursuant to Section 3.01, shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $1,500,000 and subject to supervision or examination by federal or state authorities.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company.  The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.07.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation, including reimbursement of its reasonable expenses for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By
as Authenticating Agent

By
Authorized Officer

SECTION 6.13  Preferential Collection of Claims Against the Company.

If and when the Transfer shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any other such obligor).

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01  Disclosure of Names and Addresses of Holders.

Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

SECTION 7.02  Reports by Trustee.

Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register as provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company.  The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 7.03  Reports by Company.

The Company will:

(1)           file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 10.20(c) of this Indenture and Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)           transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register (a) within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission, and (b) within 30 days after the mailing thereof to shareholders of the Company, all reports and other documents sent by the Company to its shareholders.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 7.04  Calculation of Original Issue Discount.

The Company shall file with the Trustee of a series of Securities, promptly at the end of each calendar year, a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Securities of such series as of the end of such year.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01  Company May Consolidate, etc., Only on Certain Terms.

The Company shall not amalgamate or consolidate with, or merge with or into, any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any Person or group of affiliated Persons unless at the time and after giving effect thereto:

(1)           either (a) the Company shall be the continuing company or corporation or (b) the Person (if other than the Company) formed by such amalgamation, consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or disposition shall have been made (the “Surviving Entity”), is a company or corporation duly organized and validly existing under the laws of the Islands of Bermuda, the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under each Outstanding series of the Securities and this Indenture, and this Indenture shall remain in full force and effect;

(2)           immediately prior to such transaction, and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(3)           except as provided for in Section 10.22, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture), on a pro forma basis after giving effect to such transaction, is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

(4)           except as provided for in Section 10.22, immediately after giving effect to such transaction on a pro forma basis, the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 10.08 (excluding Permitted Indebtedness);

(5)           the successor Person formed by such amalgamation, consolidation, merger, conveyance, transfer or lease (if such person is organized and validly existing under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia) agrees to indemnify the Holder of each Security against (a) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such amalgamation, consolidation, merger, conveyance, transfer or lease and (b) any costs or expenses of the act of such amalgamation, consolidation, merger, conveyance, transfer or lease; and

(6)           the Company has delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if one is required by this Section 8.01, comply with this Section 8.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.02  Successor Substituted.

Upon any amalgamation or consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 8.01, any Surviving Entity formed by such amalgamation or consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01  Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession in accordance with Section 8.01 of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in any series of Securities; or

(2)           to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein or in the Securities conferred upon the Company; or

(3)           to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(4)           to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(5)           to secure the Securities pursuant to the requirements of Section 10.10 or otherwise; or

(6)           to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 2.01 and 3.01, including the provisions and procedures relating to Securities convertible into or exchangeable for any securities of any Person (including the Company); or

(7)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(8)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case,  any such provision shall not adversely affect the interests of the Holders of Securities of any series then Outstanding or any related coupons in any material respect, as to which the Trustee is entitled to conclusively rely upon an Opinion of Counsel provided to it; or

(9)           to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.01, 14.02 or 14.03; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect; or

(10)         to secure any series of Securities;

(11)         to comply with the requirements of the Commission under the Trust Indenture Act;

(12)         to evidence the appointment of a successor Trustee upon the resignation or removal of the Trustee, as provided in Section 6.10; or

(13)         to make any other change that does not adversely affect the rights of any Holder of Securities then Outstanding, as to which the Trustee is entitled to conclusively rely upon an Opinion of Counsel provided to it.

SECTION 9.02  Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of a series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture with respect to such series, or of waiving for modifying in any manner the rights of the Holders of such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security of a series affected thereby:

(1)           change the Stated Maturity of the principal of, premium, if any, on, or any installment of principal of or interest on, such series, or reduce the principal amount thereof or reduce the rate of interest thereon, or any premium payable upon the redemption thereof, or reduce any obligation of the Company to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(1) and permitted by Section 9.01(1)), or reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or adversely affect any right of repayment at the option of the Holder of such series, or change any Place of Payment where, or the Currency in which, such series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security of such series as may be provided pursuant to Section 3.01 herein or modify the obligation of the Company to purchase Securities of such series upon a Change of Control, or

(2)           reduce the percentage in principal amount of the Outstanding Securities of such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, reduce the requirements of Section 15.04 for quorum voting, or

(3)           modify any of the provisions of this Section, Section 5.13 or Section 10.21, except to increase the percentage or principal amount of the Outstanding Securities of such series the consent of whose Holders is required for the actions described in such sections, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or the modifies the rights of Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

SECTION 9.03  Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 6.02 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

SECTION 9.05  Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06  Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

Unless otherwise specified with respect to a series of Securities as contemplated by Section 3.01, the following covenants shall apply to all series of Registered Securities.

SECTION 10.01  Payment of Principal, Premium and Interest.

The Company covenants and agrees, for the benefit of the Holders of each series of Securities, that it will duly and punctually pay the principal of, premium, if any, and interest, if any, on, the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture.  Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in Section 10.04 in respect of principal of, premium, if any, on, such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.  Unless otherwise specified with respect to Securities of any series pursuant to Section 3.01, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

SECTION 10.02  Maintenance of Office or Agency.

If Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible may be surrendered for conversion, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where Securities of that series that are convertible may be surrendered for conversion, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on the Bourse de Luxembourg or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States, an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

The Company will give prompt written notice to the Trustee, and prompt notice to the Holders of Securities of such series as provided in Section 1.07, of the location, and any change in the location, of each such office or agency.  If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities, or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at any Place of Payment for such series located outside the United States, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, no payment of principal, premium, if any, or interest, if any, on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of, premium, if any, and interest, if any, on, any Bearer Security shall be made at the office of the Company’s Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for such purpose by the Company in accordance with this Indenture, is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may from time to time designate one or more other offices or agencies (in or outside any Place of Payment) where the Securities of one or more series and any related coupons may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  Unless otherwise specified pursuant to Section 3.01 with respect to a series of Securities, the Company hereby designates as Places of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

SECTION 10.03  Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal of, premium, if any, and interest, if any, on, Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on, any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent of any series of Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)           hold all sums held by it for the payment of the principal of, or premium, if any, Interest if any, on the Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any Default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal, premium, if any, Interest if any; and

(c)           at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided in the Securities of any series pursuant to Section 3.01, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on, any Security of any series or the payment of any related coupon and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or coupon shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal, premium or interest, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 10.04  Additional Amounts.

The Company hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is incorporated or resident for tax purposes shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company under any series of Securities, then the Company will pay to the Holder of a Security of such series as supplemental interest such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such Holder who, with respect to any such tax, assessment or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts (i) for or on account of any such tax, assessment or governmental charge imposed by the jurisdiction in which the Company is incorporated or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) or (ii) for or on account of:

(A)          any tax, assessment or other governmental charge that would not have been imposed but for (x) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (y) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(B)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(C)           any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments of (or in respect of) principal of, or any premium or interest on, a Security;

(D)          any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Company addressed to the Holder (x) to provide information, documents and other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirement, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(E)           any combination of items (A), (B), (C) and (D);

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any series of Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdictions in which the Company is incorporated or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such series.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, or premium, if any, or interest, if any, on, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

At least ten days prior to the first Interest Payment Date for any series of Securities, and at least ten days prior to each date of payment of principal and any premium or interest, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the

Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the series of Securities shall be made to Holders of such series without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series.  If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of the Securities of that series and the Company will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section.  The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

SECTION 10.05  Corporate Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such existence (except of the Company), right, license or franchise if the Board of Directors of the Company, or of the Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders of any Outstanding series.

SECTION 10.06  Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves are being maintained in accordance with GAAP consistently applied.

SECTION 10.07  Maintenance of Properties.

The Company shall cause all properties owned by, or leased to, it or any Subsidiary and necessary in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of the Subsidiary concerned, or of any officer of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary and if such discontinuance or disposal is not adverse in any material respect to the Holders of the Securities.

The Company shall provide or cause to be provided, for itself and any Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in the same general areas in which the Company or such Subsidiaries operate.

SECTION 10.08  Limitation on Indebtedness.

Except as provided for in Section 10.22, the Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (excluding Permitted Indebtedness) unless, at the time of such Incurrence and after giving effect thereto on a pro forma basis, the Company’s Cash Flow Coverage Ratio for the Reference Period would have equaled or exceeded 1.75 to 1.0.

SECTION 10.09  Limitation on Restricted Payments.

(a)           Except as provided for in Section 10.22, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly.

(i)            declare or pay of any dividend on, or make any distribution to holders of, any shares of its or such Subsidiary’s Capital Stock (other than dividends or distributions payable in shares of its or such Subsidiary’s Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock),

(ii)           purchase, redeem, or acquire or retire for value, any Capital Stock of the Company or any Subsidiary or any options, warrants or other rights to acquire such Capital Stock (except pursuant to mandatory sinking fund requirements or at the Stated Maturity thereof, which payments may be made at any time during the year prior to the required sinking fund payment date or Stated Maturity),

(iii)          make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the series of Securities (except pursuant to mandatory sinking fund requirements or at the Stated Maturity thereof, which payments may be made at any time during the year prior to the required sinking fund payment date or Stated Maturity), or

(iv)          make any Investment (other than any Permitted Investment) in any Person other than a Subsidiary and other than a Person which becomes a Subsidiary as a result of such Investment

(such payments or other actions described in the foregoing clauses (i) through (iv) are collectively referred to as “Restricted Payments”), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Restricted Payment, (2) the Company could Incur at least $1.00 of additional Indebtedness under Section 10.08 (excluding Permitted Indebtedness) and (3) the aggregate amount of all Restricted Payments declared or made after July 1, 1996 (the date specified in the corresponding clause in each of the Company’s Other Senior Note Indentures) shall not exceed the sum of:

(A)          50% of the aggregate cumulative Consolidated Net Income Available for Restricted Payments accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 1993 (the date specified in the corresponding clause in each of the Company’s Other Senior Note Indentures) and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income Available for Restricted Payments shall be a loss, minus 100% of such loss), plus

(B)           the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors), received by the Company after February 1, 1998, (the date specified in the corresponding clause in each of the Company’s Other Senior Note Indentures) from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock of the Company (other than Redeemable Capital Stock), plus

(C)           the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors), received by the Company after February 1, 1998 (the date specified in the corresponding clause in each of the Company’s Other Senior Note Indentures) (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Capital Stock of the Company (other than Redeemable Capital Stock), plus

(D)          the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors), received by the Company after February 1, 1998 (the date specified in the corresponding clause in each of the Company’s Other Senior Note Indentures), from the issue or sale of debt securities or Redeemable Capital Stock that, in either case, have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock), plus the aggregate cash received by the Company at the time of such conversion or exchange, plus

(E)           an amount equal to the net reduction, after February 1, 1998 (the date specified in the corresponding clause in each of the Company’s Other Senior Note Indentures), in Investments in any third Person not a Subsidiary resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Subsidiary from any such third Person, but only to the extent such payments (i) were not otherwise included in the Consolidated Net Income of the Company, (ii) were not deducted from the Investment of the Company in any third Person not a Subsidiary pursuant to clause (iv) of the definition of Permitted Investments and (iii) do not exceed in the case of any such third Person the amount of Investments previously made by the Company or any Subsidiary in such third Person, plus

(F)           $15,000,000.

(b)           The foregoing clause (a) will not be violated with respect to a series of Securities by reason of, and will not take into account:

(i)            the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the foregoing provision (in which event such dividend shall be deemed to have been paid on such date of declaration thereof for purposes of the foregoing provision),

(ii)           a Restricted Payment by a Subsidiary to the Company or to another Subsidiary or by the Company to a Subsidiary, provided that any Restricted Payment by a Subsidiary relating to Capital Stock held by the Company or a Subsidiary shall also be permitted to be made to Persons other than the Company or a Subsidiary so long as such Restricted Payment is made to the Company or such Subsidiary and such other Person pro rata based on the ownership interests in such Capital Stock of the Company or such Subsidiary, on the one hand, and such other Person, on the other hand,

(iii)          the issuance of Capital Stock (other than Redeemable Capital Stock) upon the exercise by employees of options issued pursuant to employee benefit plans, or

(iv)          so long as no Default or Event of Default is in existence,

(A)          the acquisition or retirement for value of any shares of Capital Stock or any Indebtedness subordinated in right of payment to such series of Securities prior to a Stated Maturity of such Indebtedness by exchange for, or upon conversion of, or out of the proceeds of the substantially concurrent sale for cash (other than to a Subsidiary) of, other shares of Capital Stock (other than Redeemable Capital Stock) of the Company or Indebtedness of the type, and satisfying the requirements, described in clause (ix) of the definition of Permitted Indebtedness,

(B)           the payment of a dividend on Preferred Shares (including Redeemable Capital Stock) outstanding on the date of this Indenture, and Preferred Shares issued to refinance such Preferred Shares as permitted by preceding clause (A) at rates not in excess of those set forth in the terms of such Preferred Shares on such date,

(C)           the payment of dividends on Redeemable Capital Stock issued after the date of this Indenture, or

(v)                               the redemption, acquisition or retirement for value of the 12 1/2% Senior Subordinated Debentures with the net proceeds from the sale of the Securities.

Notwithstanding anything to the contrary herein, the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company from the issuance or sale of shares of Capital Stock (other than Redeemable Capital Stock) of the Company pursuant to clauses (iii) and (iv)(A) above shall not be counted for purposes of increasing the available amount of Restricted Payments pursuant to clause (a)(3)(B) above.

SECTION 10.10  Restrictions on Liens.

If the series of Securities is Senior Indebtedness, the Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any property or assets of the Company or its Subsidiaries, or on any shares of Capital Stock of any Subsidiary, or any income or profits thereon or proceeds thereof, without in any such case effectively providing that the Securities of such series are secured equally and ratably with (or prior to) the obligations secured by such Lien.

SECTION 10.11  Limitation on Sale and Leaseback Transactions.

If the series of Securities is Senior Indebtedness, the Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction, unless (a) at the time of such transaction, the Company or such Subsidiary would be permitted to Incur Indebtedness secured by a Lien on the property or asset to be leased under clause (i) of the definition of “Permitted Liens” in an amount at least equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the series of Securities, or (b) such Sale and Leaseback Transaction is between the Company and a Subsidiary or between Subsidiaries, or (c) such Sale and Leaseback Transaction is for a term, including renewal rights, of not more than three years or (d) within 180 days of the effective date of the Sale and Leaseback Transaction, the Company or such Subsidiary commits to apply an amount not less than the greater of (i) the net proceeds of the sale of the property or asset leased pursuant to such arrangement or (ii) the Fair Market Value (as determined by the Board of Directors or the board of directors of such Subsidiary) of such property or asset to retire the series of Securities or any other Senior Indebtedness of the Company or any Subsidiary with a maturity of greater than one year from the date of determination or to purchase other property having a fair market value (as determined by the Board of Directors or the board of directors of such Subsidiary) at least equal to the Fair Market Value of the property or asset leased in such Sale and Leaseback Transaction (and in fact applies such amount within 360 days of the effective date of the Sale and Leaseback Transaction).

SECTION 10.12  Transactions with Affiliates.

Except as provided for in Section 10.22, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services, the entering into of any contract, agreement or understanding, any Investment, or the payment of any compensation) with any Affiliate (other than a Subsidiary) unless (i) such transaction or series of transactions is or are on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than could have been obtained at the time of such transaction or transactions in a comparable transaction in arm’s-length dealings with an unaffiliated third party and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $15,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and that such transaction or series of transactions has received the approval of a majority of the disinterested directors of the Board of Directors and for which the Company or such Subsidiary delivers to the Trustee a written opinion of a recognized independent financial advisor, auditing or appraisal firm stating that the transaction is fair to the Company or such Subsidiary from a financial point of view or in the case of the sale by the Company or a Subsidiary of an asset, that the consideration received for such asset equals or exceeds the appraised value of such asset, or in the case of a purchase by the Company or a Subsidiary of an asset, that the consideration paid for such asset equals or does not exceed the appraised value of such asset, provided that the foregoing restriction shall not apply, with respect to any series of Securities, to transactions pursuant to agreements, in place and as in place as of the date of this Indenture, disclosed or described in the Relevant Prospectus for such series or in the Company’s Annual Report on Form 10-K to the Commission for its latest fiscal year prior to the date of issuance of such series of Securities, and any extensions of such agreements and any replacements of such agreements, provided such replacements have substantially similar terms to the agreements being replaced.

10.13  Limitation on Subsidiary Indebtedness.

If the series of Securities is Senior Indebtedness, and except as provided for in Section 10.22, the Company will not permit any of its Subsidiaries to Incur any Indebtedness (other than Indebtedness (x) which would be permitted to be secured by a Lien under the terms of Section 10.10 and (y) otherwise in an amount not in excess of $50,000,000 outstanding at any time), provided that this Section 10.13 shall not restrict any Subsidiary from Incurring Indebtedness to and held by the Company or a wholly owned Subsidiary.

SECTION 10.14  Restriction on Preferred Shares of Subsidiaries.

Except as provided for in Section 10.22, the Company will not permit any of its Subsidiaries to issue any Preferred Shares (other than Redeemable Capital Stock, to the extent such Redeemable Capital Stock is otherwise permitted to be issued in accordance with the terms of this Indenture) or warrants, options or other rights to purchase or otherwise acquire any Preferred Shares of such Subsidiary (other than Redeemable Capital Stock, to the extent such Redeemable Capital Stock is otherwise permitted to be issued in accordance with the terms of this Indenture) or permit any Person to own or hold an interest in any Preferred Shares of such Subsidiary (other than Redeemable Capital Stock, to the extent such Redeemable Capital Stock is otherwise permitted to be issued in accordance with the terms of this Indenture), provided, however, that this Section 10.14 shall not restrict any Subsidiary from issuing Preferred Shares to and held by the Company or a wholly owned Subsidiary.

SECTION 10.15  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

With respect to any series of Securities, the Company will not, and will not permit any Material Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Material Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary or (d) transfer any of its property or assets to the Company or any Subsidiary, except (i) any encumbrance or restriction with respect to a Subsidiary that is not a Subsidiary on the date of this Indenture, in existence at the time such Person becomes a Subsidiary or created on the date it becomes a Subsidiary so long as such encumbrance or restriction was not created in contemplation of such Person becoming a Subsidiary; (ii) any encumbrance or restriction with respect to a Subsidiary that had no assets immediately prior to the time the encumbrance or restriction was created and which encumbrance or restriction was created in connection with such Subsidiary’s acquisition of assets and the financing thereof; (iii) any encumbrance or restriction arising under or by reason of applicable law; (iv) any restriction on the ability of a Subsidiary to transfer an asset or property to the extent such restriction arises pursuant to a security interest or mortgage entered into in connection with the financing of the acquisition of such asset or property; and (v) any encumbrance or restriction pursuant to any agreement that creates a Permitted Lien or extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (i), (ii) and (iv), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of such series of Securities than those under or pursuant to the agreement extended, refinanced, renewed or replaced.  The Incurrence of Indebtedness shall not be considered the creation, existence or effectiveness of a consensual encumbrance or restriction merely because the obligation to repay such Indebtedness may limit such Subsidiary’s cash flow available to make any of the payments described in clauses (a) through (d) above.

SECTION 10.16  Purchase of Securities upon Change of Control.

(a)           If there shall have occurred a Change of Control, the Securities then Outstanding shall be purchased by the Company, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a Business Day that is not earlier than 45 days nor later than 60 days from the date the Change of Control Notice referred to below is given to Holders of the Securities or such later date as may be necessary for the Company to comply with requirements under the Exchange Act (such date, or such later date, being the “Change of Control Purchase Date”), at a purchase price in cash (the “Change of Control Purchase Price”) in an amount equal to 101% of the principal amount of such Securities plus accrued and unpaid Interest (including any Defaulted Interest), if any, to the Change of Control Purchase Date, subject to satisfaction by or on behalf of the Holder of the Securities of the requirements set forth in Section 10.16(c).

(b)           Within 30 days after the occurrence of a Change of Control, the Company shall give written notice of such Change of Control (a “Change of Control Notice”) to the Trustee, and the Trustee shall promptly upon its receipt of such notice give a copy of such notice to Holders of the Securities in the manner specified in Section 1.07.  The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or to give notice with respect thereto other than as provided above upon receipt of a Change of Control Notice from the Company.  The Change of Control Notice shall include a form of Change of Control Purchase Notice to be completed by the Holder of the Securities and shall state:

(i)            the events causing the Change of Control and the date such Change of Control is deemed to have occurred for purposes of this Section 10.16;

(ii)           the date by which a Holder of the Securities must give a Change of Control Purchase Notice;

(iii)          the Change of Control Purchase Price;

(iv)          the Change of Control Purchase Date;

(v)           that any Security not purchased will continue to accrue interest;

(vi)          that the Company will pay the Change of Control Purchase Price, promptly following the Change of Control Purchase Date, for any Securities that have been properly tendered and not withdrawn; and

(vii)         the procedures a Holder must follow to exercise rights under this Section 10.16 and a brief description of those rights and the limitations on such rights set forth in this Section 10.16.

(c)           A Holder of Securities may exercise its rights specified in Section 10.16(a) upon (i) delivery to any Paying Agent of a written notice (a “Change of Control Purchase Notice”) at any time prior to the close of business on the Change of Control Purchase Date, stating (A) the certificate number of the Security that the Holder will deliver to be purchased and (B) the portion of the principal amount of the Security that the Holder of the Securities will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof and (ii) delivery of such Security to such Paying Agent at the office specified for such purpose in the Change of Control Notice prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid only if the Security so delivered to such office shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.  A Change of Control Purchase Notice may be withdrawn by delivering to the Paying Agent, not later than the close of business on the third Business Day immediately preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities covered by the Change of Control Purchase Notice, and a statement that such Holder is withdrawing his election to have such Securities purchased.  If a Holder of the Securities has elected to deliver to the Company for purchase a portion of a Security and not timely withdrawn such election, and if the principal amount of such portion is $1,000 or an integral multiple of $1,000, the Company shall purchase such portion from the Holder thereof pursuant to this Section 10.16.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of such Security.  Each Paying Agent shall promptly notify the Company of the receipt by the former of any and all Change of Control Purchase Notices.

(d)           Upon receipt by any Paying Agent of a Change of Control Purchase Notice which is not timely withdrawn, the Holder of the Security in respect of which such Change of Control Purchase Notice was given shall thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security.  Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of the Business Day following the Change of Control Purchase Date (provided the conditions in Section 10.16(c) have been satisfied) and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required by Section 10.16(c).

(e)           On or prior to the Change of Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase Date) sufficient to pay the Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased on that date.

(f)            Upon surrender of any Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of Interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.07.  If any Security tendered for purchase shall not be so paid upon surrender thereof, the principal thereof, and premium, if any, thereon, shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security.

(g)           Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

SECTION 10.17  Disposition of Proceeds of Asset Sales.

(a)           Except as provided for in Section 10.22, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless

(i)            the Company or such Subsidiary, as the case may be, receives consideration (including by way of the purchaser assuming Indebtedness of the Company or any of its Subsidiaries) at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of,

(ii)           if the Fair Market Value of such Asset Sale exceeds $25,000,000, at least 75% of such consideration consists of cash (including cash to be received after the date of such sale pursuant to a lease not giving rise to a Capital Lease Obligation), Cash Equivalents or the assumption of Indebtedness of the Company or any of its Subsidiaries by the purchaser, provided that, in the event of a sale by the Company or any of its Subsidiaries of a hotel, the Fair Market Value of which exceeds $25,000,000, at least 75% of such consideration consists of (A) cash (including cash to be received after the date of such sale pursuant to a lease not giving rise to a Capital Lease Obligation), (B) Cash Equivalents, (C) the assumption of Indebtedness of the Company or any of its Subsidiaries by the purchaser or (D) Indebtedness of the purchaser or any Subsidiary of the purchaser secured by a perfected first mortgage on the hotel being sold, and

(iii)          no Default or Event of Default exists or would exist after giving effect to such Asset Sale.

(b)           To the extent that the Net Cash Proceeds from any Asset Sale are not applied to permanently repay Senior Indebtedness, and permanently reduce the commitments under the instruments governing the Indebtedness so repaid, the Company or such Subsidiary, as the case may be, may commit to apply the Net Cash Proceeds from such Asset Sale, within 180 days of such Asset Sale (and in fact apply such Net Cash Proceeds within 360 days of such Asset Sale), to an Investment in properties and assets that will be used in the businesses of the Company and its Subsidiaries as permitted or engaged in on the date of this Indenture, or in businesses similar or related thereto (“Replacement Assets”).  Any Net Cash Proceeds from any Asset Sale that are not applied to pay, acquire or retire Senior Indebtedness, and are either not committed to an Investment in Replacement Assets within 180 days of such Asset Sale or, if committed within such 180-day period, are not invested in Replacement Assets within such 360-day period, constitute “Excess Proceeds”, provided that, in the event that the Company is required to make and completes an Excess Proceeds Offer (as defined in Subsection 10.17(c)), upon such completion, the amount of Excess Proceeds will be reset to zero and thereafter recalculated from time to time according to the provisions of this Section 10.17.  The Trustee shall be under no obligation to ascertain the existence of Excess Proceeds resulting from any Asset Sale.

(c)           If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer totals at least $10,000,000, the Company must, not later than the fifteenth Business Day of such month, make an offer (an “Excess Proceeds Offer”) to purchase from the holders of public, unsecured Indebtedness that is not Subordinated Indebtedness (including any series of Securities which are not Subordinated Indebtedness) on a pro rata basis an aggregate principal amount of such Indebtedness equal to the Excess Proceeds on such date, at a purchase price in cash equal to 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest (if any) (including Defaulted Interest) to the date of purchase (the “Excess Proceeds Payment”).  If the aggregate principal amount of such Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Indebtedness to be purchased will be selected on a pro rata basis.

At any time that the Company is required to commence an Excess Proceeds Offer, it shall mail a form of letter of transmittal and a notice to the Trustee and each Holder of Securities which are not Subordinated Indebtedness, which notice shall state:

(i)            that the Excess Proceeds Offer is being made pursuant to this Section 10.17 and that all such Securities validly tendered will be accepted for payment on a pro rata basis together with all other public, unsecured Indebtedness which is not Subordinated Indebtedness;

(ii)           the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 40 days from the date such notice is mailed and which shall be a date prior to the date of purchase, if any, established by the Company for the purchase of any Indebtedness subordinated to such Securities pursuant to any covenant or other provision similar to this Section 10.17) (the “Excess Proceeds Payment Date”);

(iii)          that any such Securities not tendered will continue to accrue interest;

(iv)          that, unless the Company defaults in the payment of the Excess Proceeds Payment, any such Securities accepted for payment pursuant to the

Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

(v)           that Holders electing to have Securities purchased pursuant to the Excess Proceeds Offer will be required to surrender the evidence of such Securities, together with a properly completed copy of the form of letter of transmittal enclosed therewith, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

(vi)          that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the type and principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(vii)         that Holders whose Securities are being purchased only in part will be issued new Securities, with identical terms and equal in principal amount to the unpurchased portion of the Indebtedness surrendered; provided that all Securities purchased and each new evidence of Securities issued shall be in an original principal amount of $1,000 or an integral multiple thereof.

On or prior to the date notice is mailed to the Trustee and each Holder of Securities receives such Excess Proceeds Offer, the Company shall furnish the Trustee with an Officers’ Certificate stating the amount of the Excess Proceeds Payment.

On the Excess Proceeds Payment Date, the Company shall:

(i)            accept for payment on a pro rata basis public, unsecured Indebtedness that is not Subordinated Indebtedness (including Securities which are not Subordinated Indebtedness), or portions thereof tendered pursuant to the Excess Proceeds Offer;

(ii)           deposit with the Paying Agent money sufficient to pay the purchase price of all such Securities or portions thereof so accepted; and

(iii)          deliver, or cause to be delivered, to the Trustee all such Securities or portions thereof so accepted together with an Officers’ Certificate specifying the Securities or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new evidence of Securities of the same tenor and equal in principal amount to any unpurchased portion of the Security surrendered; provided that all Securities purchased and each new evidence of Securities issued shall be in an original principal amount of $1,000 or an integral multiple thereof.

The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date.  For purposes of this Section 10.17, the Trustee shall act as the Paying Agent.

The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Indebtedness as described in this Section 10.17.

(d)           Notwithstanding anything in Section 10.17(c), to the extent that the aggregate principal amount of public, unsecured Indebtedness that is not Subordinated Indebtedness tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds available for such Excess Proceeds Offer, the Company may use such amount for the purchase of any Subordinated Indebtedness pursuant to a covenant or other provision similar to this Section 10.17 and for general corporate purposes.

SECTION 10.18  Conduct of Business.

The Company and its Subsidiaries will not engage in any businesses that are not the same as, or similar or related to, the businesses in which the Company and its Subsidiaries have engaged since July 1, 1996.

SECTION 10.19  Maintenance of Consolidated Tangible Net Worth.

Except as provided for in Section 10.22, if, at any time, the Company’s Consolidated Tangible Net Worth at the end of each of any two consecutive fiscal quarters is less than the Minimum Consolidated Tangible Net Worth, then the Company shall make an offer (an “Offer”), on or prior to the 30th day following the date on which the Company files its quarterly or annual report, as the case may be, with the Commission reporting the results for the second fiscal quarter giving rise to the obligation to make the Offer (or, in the event the Company is not required to file a quarterly report with the Commission in accordance with this Indenture, on or prior to the 30th day following the date on which the Company determines the results for the second fiscal quarter giving rise to the obligation to make the Offer; but in any event not later than the 75th day following the end of the quarter in the case of the first three fiscal quarters in any fiscal year, or the 120th day following the end of the quarter in the case of the fourth quarter in any fiscal year), to purchase 10% of the aggregate principal amount of each series of Securities then Outstanding at a purchase price of 100% of the principal amount plus interest, if any, accrued and unpaid to the date on which the Securities are to be purchased (the “Purchase Date”); provided, however, that if the Purchase Date is an Interest Payment Date, interest payable on such date shall be paid according to the terms and provisions of Section 3.07.  The Company may not credit against its obligation to purchase Securities on any Purchase Date hereunder the principal amount of any Securities previously acquired or redeemed by the Company.  In no event shall the failure to meet the Minimum Consolidated Tangible Net Worth requirement stated above at the end of any fiscal quarter be counted toward the making of more than one Offer hereunder.

Notice of an Offer, together with a form of letter of transmittal, shall be mailed by the Company not less than 25 days before the Purchase Date to the Trustee and to the Holders of each Outstanding series of Securities at their last registered addresses.  The Trustee shall be under no obligation to ascertain whether an Offer is required to be made under this Section 10.19.  The Offer shall remain open from the time of mailing until at least until five Business Days before the Purchase Date.

The notice and form of letter of transmittal shall be accompanied by a copy of the information regarding the Company required to be contained in a quarterly report for the second fiscal quarter referred to above if such second fiscal quarter is one of the Company’s first three fiscal quarters or, if the Company is not required to file quarterly reports with the Commission in accordance with this Indenture, such other report as the Company delivers to its shareholders with respect to such second fiscal quarter or, if no such report is delivered, a copy of the Company’s quarterly financial results for such quarter.  If such second fiscal quarter is the Company’s last fiscal quarter of a fiscal year, a copy of the information required to be contained in an annual report for the fiscal year ending with such second fiscal quarter shall either accompany the notice or be delivered to Holders not less than ten days before the Purchase Date.  The notice and form of letter of transmittal shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer.  The notice together with the form of letter of transmittal, which shall govern the terms of the Offer, shall state:

(1)           the Offer is being made pursuant to this Section 10.19 and that Securities will be accepted for payment on a pro rata basis;

(2)           the purchase price and the Purchase Date;

(3)           that any Security not tendered or accepted for payment will continue to accrue Interest;

(4)           that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer shall cease to accrue Interest after the Purchase Date;

(5)           that Holders electing to have a Security purchased pursuant to the Offer will be required to surrender the Security, with a properly completed copy of the form of letter of transmittal, to the Paying Agent at the address specified in the notice five Business Days prior to the Purchase Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the close of business on the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(7)           that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portions thereof tendered pursuant to the Offer, of the Securities surrendered.

On the Purchase Date, the Company shall (i) accept for purchase on a pro rata basis each series of Securities then Outstanding or portions thereof tendered pursuant to the Offer in a principal amount not to exceed 10% of the aggregate principal amount originally issued of each such series, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted, and (iii) deliver to the Trustee Securities so accepted together with an Officers’ Certificate (A) setting forth calculations demonstrating compliance with clauses (i) and (ii), and (B) stating the Securities or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price as specified in an Officers’ Certificate.  The Trustee shall promptly authenticate and mail or deliver to each Holder who tendered Securities pursuant to the Offer a new Security equal in principal amount to any unpurchased portion of the Security surrendered.  The Company will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.  For purposes of this Section 10.19, the Trustee shall act as the Paying Agent.

SECTION 10.20  Statement as to Compliance; Notice of Default; Reporting Requirements.

(a)           The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date of this Indenture, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture with respect to each Outstanding series of Securities.  For purposes of this Section 10.20, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           If a Default has occurred and is continuing with respect to any Outstanding series of Securities, or if the Trustee, any Holder or the trustee for or the holder of any other Indebtedness of the Company (other than Indebtedness in the aggregate principal amount of less than $5,000,000) gives any notice or takes any other action with respect to a claimed Default, the Company shall deliver to the Trustee an Officers’ Certificate specifying such Default, notice or other action within five Business Days of the occurrence of such Default or receipt of such notice; provided, however, that in the event that the Company gives notice of such Default, notice or other action to any other person prior to the fifth Business Day after the occurrence of such Default or receipt of such notice, the Company shall deliver such Officers’ Certificate to the Trustee concurrently with the giving of such notice to such other person.

(c)           So long as any Securities remain Outstanding, the Company shall file with the Commission such annual reports, quarterly reports and all other information, documents and other reports required to be filed with the Commission under Section 13 and 15(d) of the Exchange Act by a United States domestic issuer, provided that if the Company does not have a class of securities registered under the Exchange Act (and only if the Company does not have a class of securities registered under the Exchange Act), the Company shall furnish to the Trustee (and, to the extent it is permitted to do so, to the Commission) on a timely basis such financial information required to be filed with the

Commission pursuant to Section 7.03(1) of this Indenture by a United States domestic issuer with a class of securities registered under the Exchange Act.  The Company will furnish to the Trustee, and, to the extent required by law, provide to the Holders, within 15 days after its files them with the Commission copies and/or summaries of such reports and documents.  For the purposes of this paragraph, as long as Sea Containers remains a "foreign private issuer" under Rule 405 of the Securities Act, the annual and quarterly reports, and other documents and information (including financial information) to be filed or furnished to the Trustee need not include any information not required to be provided by a foreign private issuer.

(d)           The Company will provide the Holders with copies of all documents which the Company, from time to time, provides to its shareholders.

SECTION 10.21  Waiver of Certain Covenants.

The Company may with respect to any Outstanding series of the Securities omit in any particular instance to comply with any covenant or condition set forth in Sections 10.08 through 10.15 and Section 10.18 if, before or after the time for such compliance, the Holders of a majority in aggregate principal amount of the series at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 10.22  Termination of Certain Covenants.

In the event that the ratings assigned to any Outstanding series of the Securities by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (or successor thereto) and Moody’s Investors Service, Inc. (or successor thereto) are equal to or higher than BBB– and Baa3, or the equivalents thereof, respectively (the “Investment Grade Ratings”), and notwithstanding that such may later cease to have an Investment Grade Rating, the Company and its Subsidiaries will not be subject to its obligations under Sections 10.08, 10.09, 10.12, 10.13, 10.14, 10.17, 10.19 and clauses 3 and 4 of Section 8.01, provided that no Default or Event of Default has occurred and is continuing.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.01  Optional Tax Redemption.

(a)           The Securities of any series may be redeemed at the option of the Company in whole but not in part at any time at a redemption price equal to the principal amount thereof plus accrued Interest to the date fixed for redemption, if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company is incorporated or resident for tax purposes or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a “Change in Tax Law”), which becomes effective on or after the date of issuance of such series of Securities, the Company is or would be required to pay Additional Amounts with respect to the Securities on the next succeeding Interest Payment Date and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.  Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, the Company will deliver to the Trustee an Officers’ Certificate, stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of the Company to redeem such Securities pursuant to this paragraph have been satisfied.

(b)           If, pursuant to Section 8.01, a Surviving Entity has been or would be required to pay any Additional Amounts, as therein provided, as a consequence of any amalgamation, consolidation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such amalgamation, consolidation, merger, conveyance, transfer or lease, the Securities of any series may be redeemed at the option of such Surviving Entity in whole, but not in part, at any time, at a redemption price equal to the principal amount thereof plus accrued Interest to the date fixed for redemption.  Prior to the giving of notice of redemption of such Securities pursuant to this Indenture, such Surviving Entity will deliver to the Trustee an Officers’ Certificate, stating that such Person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such Person to redeem such Securities pursuant to this paragraph have been satisfied.

SECTION 11.02  Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and, except as otherwise specified as contemplated by Section 3.01 for Securities of such series, in accordance with this Article.

SECTION 11.03  Election to Redeem; Notice to Trustee.

The election of the Company to redeem any series of Securities shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, not less than 30 days (or, if the Trustee is to give notice at the request of the Company, 45 days) nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, of the principal amount of Securities of such series to be redeemed.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 11.04  Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, either pro rata, by lot or by any other method the Trustee deems fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 11.05  Notice of Redemption.

Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 3.01, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP or CINS numbers) and shall state:

(1)           the Redemption Date,

(2)           the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 11.07,

(3)           if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4)           in case of any Security that is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)           that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 11.07 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6)           the place or places of payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)           that the redemption is for a sinking fund, if such is the case,

(8)           that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished, and

(9)           if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to the fourth paragraph of Section 3.05 or otherwise, the last date, as determined by the Company, on which such exchanges may be made, and

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

SECTION 11.06  Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 10.03) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

SECTION 11.07  Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall if the same were interest-bearing cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void.  Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Securities shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of coupons for such interest, and provided further that, unless otherwise specified as contemplated in Section 3.01, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.10.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in such Security or, in the case of an Original Issue Discount Security, at the Yield to Maturity of such Security.

So long as it is known to the Trustee that an Event of Default is continuing hereunder, the Trustee shall not redeem any Securities of any series pursuant to this Article (unless all outstanding Securities of such series are to be redeemed) or mail or give any notice of redemption of Securities except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such

Securities, provided that it shall have received from the Company a sum sufficient for such redemption.  Except as aforesaid, any monies theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities.  In case such Event of Default shall have been waived as provided in Section 5.13 or the Default cured on or before the sixtieth day preceding the Redemption Date, such monies shall thereafter be applied in accordance with the provisions of this Article Eleven.

SECTION 11.08  Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part pursuant to the provisions of this Article or of Article 12 shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 12.01  Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment”.  If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 12.02.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 12.02  Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities; provided that such Securities so delivered or applied as a credit have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 12.03  Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited.  If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified.  Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.04 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.05.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.07 and 11.08.

ARTICLE THIRTEEN

REPAYMENT AT THE OPTION OF HOLDERS

SECTION 13.01  Applicability of Article.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified by the terms of such series established pursuant to Section 3.01) in accordance with this Article.

SECTION 13.02  Repayment of Securities.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at the Repayment Price thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities.  The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the Repayment Price of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

SECTION 13.03  Exercise of Option.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities.  To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing) must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date.  If less than the entire Repayment Price of such Security is to be repaid in accordance with the terms of such Security, the portion of the Repayment Price of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of such Security surrendered that is not to be repaid, must be specified. Any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part.  Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

SECTION 13.04  When Securities Presented for Repayment Become Due and Payable.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any

Bearer Securities so to be repaid, except to the extent provided below, shall be void.  Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the Repayment Price of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified pursuant to Section 3.01, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 13.02 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If any Security surrendered for repayment shall not be so repaid upon surrender thereof, the Repayment Price shall, until paid, bear interest from the Repayment Date at the rate of interest set forth in such Security or, in the case of an Original Issue Discount Security, at the Yield to Maturity of such Security.

SECTION 13.05  Securities Repaid in Part.

Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.01  Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

Unless otherwise provided for pursuant to Section 3.01 (a) defeasance of the Securities of any series under Section 14.02 and (b) covenant defeasance of the Securities of any series under Section 14.03, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 14.02 (if applicable) or Section 14.03 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

SECTION 14.02  Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section with respect to any series of Outstanding Securities, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities of such series and any coupons appertaining thereto on the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.05 and the other Sections of this Indenture referred to below in clauses (A) and (B) of this Section, and to have satisfied all its other obligations with respect to such series and any coupons appertaining thereto and this Indenture insofar as such series and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of such Outstanding series and any coupons appertaining thereto to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on, such Securities and any coupons appertaining thereto when such payments are due, (B) the Company’s obligations with respect to such series under Sections 3.04, 3.05, 3.07, 10.02 and 10.03 and with respect to the payment of Additional Amounts, if any, on such series as contemplated by Section 10.04, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen.  Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 14.03 with respect to such Securities and any coupons appertaining thereto.

SECTION 14.03  Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Outstanding series of Securities, the Company shall be released from its obligations under Sections 7.03, 8.01(3), 8.01(4), 10.08 through 10.19 and 10.20(c), and, if specified pursuant to Section 3.01, its obligations under any other covenant, with respect to such Outstanding series and any coupons appertaining thereto on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “covenant defeasance”), and such series and any coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 7.03, 8.01(3), 8.01(4), 10.08 through 10.19 and 10.20(c), or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding series and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under paragraph 5.01(c) (with respect to Sections 7.03, 10.08 through 10.19 and 10.20(c)), paragraph (d), paragraph (f) and paragraph (l) (with respect to Sections 8.01(3) and 8.01(4)), but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

SECTION 14.04  Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 14.02 or Section 14.03 to any Outstanding series of Securities and any coupons appertaining thereto:

(a)           The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount of cash (in such Currency in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity), or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the Currency in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of, and premium, if any, and interest, if any, on, such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof in each such case in an amount sufficient, in the opinion of a United States nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of, premium, if any, and interest, if any, on, such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

(b)           Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(c)           No Default or Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(g) and 5.01(h) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d)           In the case of an election under Section 14.02, the Company shall have delivered to the Trustee an Opinion of Counsel from United States counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding series of Securities and any coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e)           In the case of an election under Section 14.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding series of Securities and any coupons appertaining thereto will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f)            The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with.

(g)           The Company shall have delivered to the Trustee an Opinion of Counsel from Bermuda counsel to the effect that Holders of such Outstanding series of Securities subject to defeasance will not recognize income, gain or loss for Bermuda tax purposes as a result of such defeasance or covenant defeasance, and will be subject to Bermuda taxes on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(h)           The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds established pursuant to this Article Fourteen will not be subject to the effect of any applicable United States bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally (for the limited purpose of the Opinion of Counsel referred to in this paragraph, such opinion may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, are accurate as of such date, provided that such solvency letter is also addressed and delivered to the Trustee).

(i)            Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

SECTION 14.05  Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.05, the “Trustee”) pursuant to Section 14.04(a) in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any series of Security pursuant to Section 3.01, if, after a deposit referred to in Section 14.04(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.12(b) or the terms of such series to receive payment in a Currency other than that in which the deposit pursuant to Section 14.04(a) has been made in respect of such series, or (b) a Conversion Event occurs as contemplated in Section 3.12(d) or 3.12(e) or by the terms of any Security in respect of which the deposit pursuant to Section 14.04(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of , premium, if any, and interest, if any, on, such series of Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.04(a) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 14.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 14.06  Reinstatement.

If the Trustee or Paying Agent is unable to apply any money in accordance with Section 14.02 or Section 14.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligation under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.02 or Section 14.03 as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.02 or Section 14.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by such Trustee or Paying Agent.

ARTICLE FIFTEEN

MEETINGS OF HOLDERS OF SECURITIES

SECTION 15.01  Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of a series of Debt Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 15.02  Call, Notice and Place of Meetings.

(a)           The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York or in London as the Trustee

shall determine.  Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.07, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)           In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

SECTION 15.03  Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 15.04  Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum.  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage which is less than a majority in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 15.04, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(i)            there shall be no minimum quorum requirement for such meeting; and

(ii)           the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

SECTION 15.05  Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)           Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.05(d) and the appointment of any proxy shall be proved in the manner specified in Section 1.05(a) or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.05 to certify to the holding of Bearer Securities.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.05 or other proof.

(b)           The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c)           At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d)           Any meeting of Holders of Securities of any series duly called pursuant to Section 15.02 at which a quorum is present pursuant to Section 15.04 may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 15.06  Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

*  *  *  *  *

This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ATTEST	SEA CONTAINERS LTD.

By:
Name: Robert M. Riggs
Title: Director

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
TO RECEIVE A BEARER SECURITY OR TO OBTAIN INTEREST
PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such foreign branches of United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Sea Containers Ltd. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to [U.S.$]  of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and

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delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated: , 20

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

(Authorized Signatory)
Name:
Title:

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